                                                                     EXHIBIT 2.1


================================================================================

                      AGREEMENT AND PLAN OF REORGANIZATION


                                     among:

                       CYPROS PHARMACEUTICAL CORPORATION,
                            a California corporation;

                         CYPROS ACQUISITION CORPORATION,
                           a Delaware corporation; and

                                 RIBOGENE, INC.,
                             a Delaware corporation



                           ---------------------------
                           Dated as of August 4, 1999
                           ---------------------------




================================================================================


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                               TABLE OF CONTENTS

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
1.      DESCRIPTION OF TRANSACTION...........................................................1

        1.1    Merger of Merger Sub into the Company.........................................1

        1.2    Effect of the Merger..........................................................1

        1.3    Closing; Effective Time.......................................................1

        1.4    Charters and Bylaws; Directors and Officers...................................2

        1.5    Conversion of Securities......................................................2

        1.6    Company Warrants..............................................................5

        1.7    Employee Stock Purchase Plan..................................................5

        1.8    Closing of the Company's Transfer Books.......................................5

        1.9    Exchange of Certificates......................................................6

        1.10   Tax Consequences..............................................................7

        1.11   Accounting Consequences.......................................................7

        1.12   Further Action................................................................7

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................8

        2.1    Due Organization; Subsidiaries; Etc...........................................8

        2.2    Certificate of Incorporation and Bylaws.......................................8

        2.3    Capitalization, Etc...........................................................8

        2.4    SEC Filings; Financial Statements; Accounting Controls.......................10

        2.5    Absence of Certain Changes or Events.........................................11

        2.6    Title to Assets..............................................................11

        2.7    Proprietary Assets...........................................................11

        2.8    Contracts....................................................................12

        2.9    Permits; Compliance with Legal Requirements..................................14

        2.10   Certain Business Practices...................................................14

        2.11   Tax Matters..................................................................15

        2.12   Employee Benefit Plans.......................................................16

        2.13   Insurance....................................................................17

        2.14   Transactions with Affiliates.................................................17

        2.15   Litigation...................................................................17

        2.16   Properties...................................................................17

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
        2.17   Environmental Matters........................................................18

        2.18   Company Action...............................................................18

        2.19   Enforceability...............................................................18

        2.20   Governmental Consents; No Conflicts..........................................19

        2.21   Year 2000 Preparedness.......................................................19

        2.22   Regulatory Matters...........................................................20

        2.24   Vote Required................................................................21

        2.25   Fairness Opinion.............................................................21

        2.26   Financial Advisor............................................................21

        2.27   Voting Agreements; Preferred Stock Waiver....................................21

        2.28   Disclosure...................................................................21

        2.29   Company Rights Plan..........................................................22

3.      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................23

        3.1    Due Organization; Subsidiaries; Etc..........................................23

        3.2    Articles of Incorporation and Bylaws.........................................23

        3.3    Capitalization, Etc..........................................................23

        3.4    SEC Filings; Financial Statements; Accounting Controls.......................24

        3.5    Absence of Certain Changes or Events.........................................26

        3.6    Title to Assets..............................................................26

        3.7    Proprietary Assets...........................................................26

        3.8    Contracts....................................................................27

        3.9    Permits; Compliance with Legal Requirements..................................29

        3.10   Certain Business Practices...................................................29

        3.11   Tax Matters..................................................................29

        3.12   Employee Benefit Plans.......................................................30

        3.13   Insurance....................................................................31

        3.14   Transactions with Affiliates.................................................32

        3.15   Litigation...................................................................32

        3.16   Properties...................................................................32

        3.17   Environmental Matters........................................................32

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
        3.18   Parent Action................................................................33

        3.19   Enforceability...............................................................33

        3.20   Governmental Consents; No Conflicts..........................................33

        3.21   Year 2000 Preparedness.......................................................34

        3.22   Regulatory Matters...........................................................34

        3.23   Vote Required................................................................35

        3.24   Fairness Opinion.............................................................35

        3.25   Financial Advisor............................................................35

        3.26   Voting Agreements............................................................35

        3.27   Disclosure...................................................................35

        3.28   Interim Operations of Merger Sub.............................................36

4.      CERTAIN COVENANTS OF PARENT, MERGER SUB AND THE COMPANY.............................36

        4.1    Company Access and Investigation.............................................36

        4.2    Operation of the Company's Business..........................................37

        4.3    No Solicitation..............................................................39

        4.4    Parent Access and Investigation..............................................41

        4.5    Operation of Parent's Business...............................................41

        4.6    No Solicitation..............................................................44

5.      ADDITIONAL COVENANTS OF THE PARTIES.................................................45

        5.1    Registration Statement; Prospectus/Proxy Statement...........................45

        5.2    Company Stockholders' Meeting................................................46

        5.3    Parent Shareholders' Meeting.................................................47

        5.4    Regulatory Approvals.........................................................48

        5.5    Stock Options................................................................49

        5.6    Employee Benefits............................................................49

        5.7    Indemnification of Officers and Directors....................................49

        5.8    Additional Agreements........................................................50

        5.9    Disclosure...................................................................50

        5.10   Affiliate Agreements.........................................................50

        5.11   Tax Matters..................................................................50
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
        5.12   Listing......................................................................51

        5.13   Certain Parent Regulatory Matters............................................51

6.      CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB........................51

        6.1    Accuracy of Representations..................................................51

        6.2    Performance of Covenants.....................................................52

        6.3    Effectiveness of Registration Statement......................................52

        6.4    Stockholder Approval.........................................................52

        6.5    Consents.....................................................................52

        6.6    Agreements and Documents.....................................................53

        6.7    Company Rights Plan..........................................................53

        6.8    Directors and Officers.......................................................53

        6.9    Listing......................................................................53

        6.10   No Restraints................................................................53

        6.11   No Governmental Litigation...................................................53

7.      CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY...................................54

        7.1    Accuracy of Representations..................................................54

        7.2    Performance of Covenants.....................................................55

        7.3    Effectiveness of Registration Statement......................................55

        7.4    Stockholder Approval.........................................................55

        7.5    Consents.....................................................................55

        7.6    Agreements and Documents.....................................................55

        7.7    Listing......................................................................55

        7.8    No Restraints................................................................55

        7.9    No Governmental Litigation...................................................56

8.      TERMINATION.........................................................................56

        8.1    Termination..................................................................56

        8.2    Effect of Termination........................................................57

        8.3    Expenses; Termination Fees...................................................58

9.      MISCELLANEOUS PROVISIONS............................................................58

        9.1    Amendment....................................................................58
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
        9.2    Waiver.......................................................................59

        9.3    No Survival of Representations and Warranties................................59

        9.4    Entire Agreement; Counterparts...............................................59

        9.5    Applicable Law; Jurisdiction.................................................59

        9.6    Disclosure Schedules.........................................................59

        9.7    Attorneys' Fees..............................................................60

        9.8    Assignability................................................................60

        9.9    Notices......................................................................60

        9.10   Severability.................................................................61

        9.11   Cooperation..................................................................61

        9.12   Construction.................................................................61
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




EXHIBITS

Exhibit A    -   Certain Definitions
Exhibit B    -   Directors and Officers of Parent and Surviving Corporation
Exhibit C    -   Form of Amended and Restated Articles of Incorporation of
                 Parent
Exhibit D    -   Form of Amended Bylaws of Parent
Exhibit E-1  -   Form of Voting Agreement
Exhibit E-2  -   Form of Waiver and Voting Agreement
Exhibit E-3  -   Form of Voting Agreement
Exhibit F    -   Form of Affiliate Agreement
Exhibit G    -   Company Consents
Exhibit H    -   Charles J. Casamento Employment Agreement
Exhibit I-1  -   Paul J. Marangos Separation and Consulting Agreement
Exhibit I-2  -   Paul J. Marangos Executive Severance Benefits Agreement
Exhibit J    -   Parent Consents


COMPANY DISCLOSURE SCHEDULE

2.3(a)
2.3(b)
2.10(c)
2.10(d)
2.12(a)
2.12(d)
2.13
2.14
2.16
2.24(a)


PARENT DISCLOSURE SCHEDULE

3.3(a)
3.3(b)
3.10(c)
3.10(d)
3.12(a)
3.12(d)
3.13
3.14
3.16
3.24(a)

An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of August 4, 1999, by and among: CYPROS PHARMACEUTICAL CORPORATION, a California corporation ("Parent"); CYPROS ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and RIBOGENE, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. For financial reporting purposes, it is intended that the Merger be accounted for as a "purchase."

        C. The respective boards of directors of Parent, Merger Sub and the Company have approved and adopted this Agreement and approved the Merger.

        D. In order to induce Parent and the Company to enter into this Agreement and to consummate the Merger, certain shareholders of Parent and stockholders the Company are entering into Voting Agreements pursuant to which they are agreeing to vote in favor of the adoption and approval of this Agreement and the approval of the Merger.

                                    AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

        1.     DESCRIPTION OF TRANSACTION

               1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

               1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the "DGCL").

               1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, located at 4365 Executive Drive, Suite 1100, San Diego, California, at 10:00 a.m. on a date to be mutually agreed by the parties (the "Closing Date"), which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 6 and 7. Contemporaneously with or as promptly as practicable after the Closing, the parties hereto shall cause a properly executed certificate of merger conforming to the requirements of the DGCL (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later time as may be specified in the Certificate of Merger (the "Effective Time").

                1.4 CHARTERS AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective Time:

                        (a) Parent shall take all necessary actions, including expanding the size of its board of directors, such that the directors and officers of Parent immediately after the Effective Time shall be the individuals identified on Exhibit B;

                        (b) the Articles of Incorporation of Parent shall be amended and restated as of the Effective Time to (i) increase the authorized common stock and preferred stock of Parent, (ii) establish blank check preferred stock, (iii) designate the rights, preferences and privileges of the Parent Preferred Stock, and (iv) effect such other amendments as are set forth in the form of Amended and Restated Articles of Incorporation attached hereto as Exhibit C (the "Amended Articles"), and the Bylaws of Parent shall be amended and restated as of the Effective Time to increase the authorized number of directors on the Board of Directors;

                        (c) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time;

                        (d) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

                        (e) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals identified in Exhibit B.

                1.5 CONVERSION OF SECURITIES.

                        (a) Subject to Sections 1.5(b) through (e), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                                (i) any shares of Company Common Stock then held
by the Company or any Subsidiary of the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist at the Effective Time, and no consideration shall be delivered in exchange therefor;

                                (ii) any shares of Company Common Stock then
held by Parent, Merger Sub or any other Subsidiary of Parent shall be canceled and retired and shall cease to exist at the Effective Time, and no consideration shall be delivered in exchange therefor;

                                (iii) each share of the common stock, $0.001 par
value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation;

                                (iv) except as provided in clauses "(i)" and
"(ii)" of this sentence, each share of Company Common Stock then outstanding shall be converted into the right to receive (A) one share of Parent Common Stock multiplied by (B) the Exchange Ratio (as defined in Section 1.5(b)(ii) (Parent and the Company agree that as of the date of this Agreement (without taking into account any of the potential adjustments provided in this Agreement), the Exchange Ratio would be 1.494).

                                (v) each share of Company Preferred Stock then
outstanding shall be converted into the right to receive (A) one share of Parent Preferred Stock multiplied by (B) the Exchange Ratio.

                        (b) For purposes of this Agreement:

                                (i) The term "Company Outstanding Shares" shall
mean, as of the close of business on the day immediately preceding the date of the Company Stockholders' Meeting, the sum of (A) the total number of outstanding shares of Company Common Stock, (B) the total number of shares of Company Common Stock into which all outstanding Company Preferred Stock is then convertible in accordance with the Company Certificate of Incorporation, (C) the total number of shares of Company Common Stock which are issuable upon exercise of all outstanding Company Options, and (D) the total number of shares of Company Common Stock issuable upon exercise of all outstanding Company Warrants.

                                (ii) The term "Exchange Ratio" shall mean a
fraction equal to (A) the Merger Shares divided by (B) the Company Outstanding Shares.

                                (iii) The term "Merger Shares" shall mean the
total number of Parent Outstanding Shares multiplied by a fraction, the numerator of which is 45 and the denominator of which is 55; provided, however, that (I) in the event the average closing price of Parent's Common Stock as reported on the American Stock Exchange, Inc. ("AMEX") for the twenty (20) trading days (whether or not such stock is actually traded on any such day) ending the day immediately preceding the date of the Parent Shareholders' Meeting (the "Parent Closing Price") exceeds the closing price per share of Parent's Common Stock as reported on AMEX on the date this Agreement is executed (the "Signing Date Closing Price") by more than twenty percent (20%) of the Signing Date Closing Price, then the total Merger Shares shall equal $36,921,567 divided by the Parent Closing Price; (II) in the event the Parent Closing Price is less than the Signing Date Closing Price by an amount equal to more than twenty-nine percent (29%) of the Signing Date Closing Price, then the total Merger Shares shall equal $21,839,666 divided by the Parent Closing Price and
(III) the total Merger Shares shall be reduced by 403,549 shares.

                                (iv) The term "Parent Outstanding Shares" shall
mean, as of the close of business on the day immediately preceding the date of the Parent Shareholders' Meeting, the sum of (A) the total number of outstanding shares of Parent Common Stock, (B) the total number of shares of Parent Common Stock which are issuable upon exercise of all outstanding Parent Options, and (C) the total number of shares of Parent Common Stock issuable upon exercise of all Outstanding Parent Warrants.

                        (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are subject to vesting conditions, a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights (as in effect immediately prior to the Effective Time), then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will be subject to the same vesting conditions, repurchase option, risk of forfeiture or other terms and conditions in accordance with such applicable restricted stock purchase agreement or other agreement with the Company, and the certificates representing such shares of Parent Common Stock shall accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

                        (d) No fractional shares of Parent Common Stock or Parent Preferred Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock or Company Preferred Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock or Parent Preferred Stock (after aggregating all fractional shares of Parent Common Stock or Parent Preferred Stock issuable to such holder, as applicable) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.8), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Parent Closing Price.

                        (e) All rights with respect to Company Common Stock under Company Options outstanding immediately prior to the Effective Time, if any, shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Option in accordance with the terms (as in effect immediately prior to the Effective Time) of the Company's 1993 Stock Plan, 1997 Equity Incentive Plan, 1998 Non-Officer Equity Incentive Plan and 1997 Non-Employee Directors' Stock Option Plan and the stock option agreements by which such options are evidenced, other than provisions contained in such plans and agreements which grant the plan administrator discretion with respect to the terms and provisions of such plans and agreements. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each Company option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio and rounding to the nearest cent and (iv) the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged.

                1.6 COMPANY WARRANTS. At the Effective Time, Parent shall assume each Company Warrant in accordance with the terms (as in effect as of the date hereof) of such Company Warrant (except to the extent that a holder of a Company Warrant has elected to require the Company to repurchase such Common Warrant in accordance with its terms). From and after the Effective Time, (i) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding to the nearest whole share, (iii) the per share exercise price under each such Company Warrant shall be equal to the per share exercise price under such Company Warrant divided by the Exchange Ratio, rounding to the nearest cent and (iv) any restriction on the exercise of any Company Warrant shall continue in full force and effect and the term, exercisability and other provisions of such Company Warrant shall otherwise remain unchanged. The Company shall take all action that may be necessary (under the Company Warrants and otherwise) to effectuate the provisions of this Section 1.6 and to ensure that, from and after the Effective Time, holders of Company Warrants have no rights with respect thereto other than those specifically provided herein.

               1.7 EMPLOYEE STOCK PURCHASE PLAN. As of the Effective Time, the Company's 1997 Employee Stock Purchase Plan ("ESPP") shall be terminated. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of such Plan. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 1.7.

               1.8 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective
Time: (a) all shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock and Company Preferred Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock or Company Preferred Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock or Company Preferred Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.9) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.9.

               1.9 EXCHANGE OF CERTIFICATES.

                        (a) American Securities Transfer & Trust, Inc. or such other reputable bank or trust company selected by Parent (and reasonably acceptable to the Company) prior to the Closing Date shall act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1, (ii) the certificates representing the shares of Parent Preferred Stock issuable pursuant to this Section 1, and (iii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

                        (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock or Parent Preferred Stock (as the case may be). Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock or Parent Preferred Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock or Parent Preferred Stock), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.9(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) or Parent Preferred Stock (and cash in lieu of any fractional share of Parent Preferred Stock), as the case may be, as contemplated by Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock or Parent Preferred Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

                        (c) No dividends or other distributions declared or made with respect to Parent Common Stock or Parent Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock or Parent Preferred Stock which such holder has the right to receive upon surrender thereof until such holder surrenders such Company Stock Certificate in accordance with this Section 1.9 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

                        (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date one year after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this
Section 1.9 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock or Parent Preferred Stock, cash in lieu of fractional shares of Parent Common or Parent Preferred Stock and any dividends or distributions with respect to Parent Common Stock or Parent Preferred Stock.

                        (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock or Company Preferred Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                        (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or Company Preferred Stock or to any other Person with respect to any shares of Parent Common Stock or Parent Preferred Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

                1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                1.11 ACCOUNTING CONSEQUENCES. For financial reporting purposes, the Merger is intended to be accounted for as a "purchase."

                1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

        2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Sub, except as set forth in the Company Disclosure Schedule, as follows:

                2.1 DUE ORGANIZATION; SUBSIDIARIES; ETC.

                        (a) The Company and each of its Subsidiaries ("Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each Company Subsidiary has all necessary power and authority to: (i) conduct its business in the manner in which its business is currently being conducted; (ii) own and use its assets in the manner in which its assets are currently owned and used; and (iii) perform its obligations under all Contracts by which it is bound. There are no Company Subsidiaries other than RiboGene AG. The Company does not own or hold directly or indirectly, any debt or equity securities of, or have any other interest in any Entity other than RiboGene AG and the Company has not entered into any contract or otherwise become obligated to acquire any such interest.

                        (b) The Company does not own directly or indirectly, through any Company Subsidiary or otherwise, any Parent Stock.

                        (c) The Company and each Company Subsidiary is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on the Company.

                        (d) The Company owns all of the outstanding equity interests in RiboGene AG, a German company, which has been funded by the Company as set forth on Schedule 2.1(d). RiboGene AG has not begun any business operations.

               2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Complete and accurate copies of the Company's Certificate of Incorporation, including any Certificate of Designation, and Bylaws (or comparable charter documents), each as amended to date, of the Company are filed as exhibits to the Company SEC Documents. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the Company and each Company Subsidiary, including all amendments thereto.

               2.3 CAPITALIZATION, ETC.

                        (a) The authorized capital stock of the Company consists of: (i) 30,000,000 shares of Company Common Stock, $.001 par value per share, of which 5,788,642 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share, of which 1,428,572 shares have been issued and are outstanding. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Schedule 2.3(a) of the Company Disclosure
Schedule: (i) none of the outstanding shares of Company Common Stock or Company Preferred Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock or Company Preferred Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock or Company Preferred Stock. The Company is not under any obligation or bound by any Contract pursuant to which it may become obligated to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or Company Preferred Stock. The Company is the sole owner of each outstanding share of capital stock and/or other equity interests in each Company Subsidiary. The exercise prices of all of the Company Warrants exceed the Signing Date Closing Price.

                        (b) As of the date of this Agreement: 1,191,489 shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock. (Stock options granted by the Company pursuant to the Company's stock option plans and otherwise are referred to in this Agreement as "Company Options."). The Company has made available to Parent (A) accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, and the forms of all stock option agreements evidencing such options and (B) a list detailing (i) each Company Option outstanding as of the date of this Agreement; (ii) the particular plan (if any) pursuant to which such Company Option was granted; (iii) the name of the optionee; (iv) the number of shares of Company Common Stock subject to such Company Option; (v) the exercise price of such Company Option; (vi) the date on which such Company Option was granted; (vii) the applicable vesting schedules, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. As of the date of this Agreement, 585,818 shares of Company Common Stock are reserved for future issuance pursuant to the Company's 1997 Employee Stock Purchase Plan (the "ESPP").

                        (c) Except as set forth in Schedule 2.3(c) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option (other than Company Options described under Section 2.3(b)), call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or any Company Subsidiary; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any Company Subsidiary; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company or any Company Subsidiary is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any Company Subsidiary.

                        (d) All outstanding shares of Company Common Stock and all outstanding shares of Company Preferred Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

                2.4 SEC FILINGS; FINANCIAL STATEMENTS; ACCOUNTING CONTROLS.

                        (a) The Company has delivered or made available (including through the SEC EDGAR system) to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC or AMEX since December 31, 1996, and all amendments thereto (the "Company SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC or AMEX have been so filed and were prepared and timely filed and complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and all other applicable laws and regulations. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                        (b) The financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods covered thereby.

                        (c) The Company has delivered to Parent an unaudited consolidated balance sheet of the Company and its subsidiaries as of June 30, 1999 (the "Company Unaudited Interim Balance Sheet"), and the related unaudited consolidated statement of operations, statement of stockholders' equity and statement of cash flows of the Company and its subsidiaries for the six (6) months then ended. The financial statements referred to in this Section 2.4(c):
(i) were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the basis on which the financial statements referred to in Section 2.4(b) were prepared (except that such financial statements do not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (ii) fairly present the consolidated financial position of the Company and its subsidiaries as of June 30, 1999 and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods covered thereby.

                        (d) The Company and each Company Subsidiary maintains a system of accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               2.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1999, there has not been (a) any change, or any development or combination of changes or developments that has had or would reasonably be expected to have a Material Adverse Effect on the Company, (b) any damage, destruction or loss of any of the assets of the Company, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect on the Company, or (c) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which would be prohibited by Section 4.2 if it were to occur or be effected between the date of this Agreement and the Effective Time.

               2.6 TITLE TO ASSETS. The Company owns, and has good, valid and marketable title to, or, in the case of leased assets, valid leasehold interests in, all assets reflected on the Company Unaudited Interim Balance Sheet. All of said assets are owned or leased by the Company free and clear of any material Encumbrances, except for (1) any lien for current taxes not yet due and payable,
(2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company, and
(3) liens described in Schedule 2.6 of the Company Disclosure Schedule.

               2.7 PROPRIETARY ASSETS.

                        (a) The Company owns, licenses or otherwise possess legally enforceable rights to use and exploit all Proprietary Assets that are owned by or licensed to the Company or any Company Subsidiary or used in or necessary for the operation of the Company's or any Company Subsidiary's respective businesses as currently conducted (the "Company Proprietary Assets"), except to the extent that the failure to have such rights has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

                        (b) The Company has delivered to Parent a list of all patents and patent applications and all registered and unregistered trademarks, trade names, service marks and copyrights, and all applications with respect therefor, included in the Company Proprietary Assets, including the jurisdictions in which each such Company Proprietary Asset has been issued or registered or in which any application for such issuance and registration has been filed, and has made available to Parent all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any Person is authorized to use any Company Proprietary Asset, and all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which it is authorized to use any Proprietary Asset held or used by a third party (other than "shrink wrap" licenses with respect to commercially available software programs costing less than $10,000) ("Third Party Proprietary Assets").

                        (c) To the Company's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Proprietary Asset, or any Third Party Proprietary Asset to the extent licensed by or through the Company by any third party, including any employee or former employee of the Company, except such as would not have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has entered into any agreement to indemnify any other Person against any charge of infringement of any Company Proprietary Asset.

                        (d) Neither the Company nor any Company Subsidiary is, or will as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement be, in breach of any license, sublicense or other agreement relating to any Company Proprietary Asset or Third Party Proprietary Asset, except for such breaches that would not have a Material Adverse Effect on the Company.

                        (e) All patents, registered trademarks, registered service marks or copyright registrations owned by the Company or any Company Subsidiary are valid and subsisting. Except for actions which would not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any Company Subsidiary (i) is a party to any Legal Proceeding which involves a claim of infringement of any Third Party Proprietary Asset or
(ii) has brought any Legal Proceeding for infringement of any Company Proprietary Asset or breach of any license or agreement involving a Company Proprietary Asset against any third party, which action is continuing. To the Company's knowledge, the manufacture, marketing, licensing or sale of any Company Proprietary Asset or products does not infringe any Third Party Proprietary Asset.

                        (f) The Company has secured agreements with all consultants and employees who prior to the date of this Agreement contributed to the creation or development of any Company Proprietary Asset regarding the rights to such contributions that the Company does not already own by operation of law in the form substantially identical to the form of Proprietary Information and Inventions Agreement previously made available to Parent.

                        (g) The Company has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Company Proprietary Assets not otherwise protected by patents, patent applications or copyrights ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by the Company by or to any third party has been pursuant to the terms of a written agreement between the Company and such third party, and all use, disclosure or appropriation of Confidential Information not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful.

                2.8 CONTRACTS.

                        (a) Except as identified as an exhibit to a Company SEC Document, neither the Company nor any Company Subsidiary is a party to, or bound by, any Material Company Contract. For purposes of this Agreement, a "Material Company Contract" shall be deemed to be any Contract filed or required to be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 or as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and any Contract:

                                (i) relating to the employment or engagement of,
or the performance of services by, any employee, consultant or independent contractor in excess of $100,000 per year;

                                (ii) restricting in any manner the Company's or
any Company Subsidiary's right or ability to (A) compete with any other Person,
(B) acquire or transfer any product, technology or other asset from or to any other Person, or (C) develop or distribute any Company Proprietary Asset;

                                (iii) that (A) provides for the receipt or
expenditure by the Company or any Company Subsidiary of cash or other consideration in excess of $100,000; (B) relates to the performance of services by or on behalf of the Company or any Company

Subsidiary having a value in excess of $100,000; (C) was entered into outside the ordinary course of business; or (D) is material and cannot be terminated by the Company without penalty with 30 days notice or less;

                                (iv) relating to the acquisition, issuance or
transfer of any securities;

                                (v) creating or relating to the creation of any
Encumbrance with respect to any of the Company Proprietary Assets or other assets having a value in excess of $100,000;

                                (vi) involving or incorporating any guaranty,
pledge, performance, completion bond, indemnity or contribution or surety arrangement; or

                                (vii) creating or relating to any partnership,
joint venture, research or development collaboration, license agreement, or any other Contract by which the Company or any Company Subsidiary is obligated or has the right to share any revenues, profits, losses, costs or Liabilities.

                        (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, all Material Company Contracts are in full force and effect and are enforceable against the Company and, to the Company's knowledge, are enforceable against the other parties thereto, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or by general equitable principles, and to the extent any indemnification or contribution provisions thereof may be limited by applicable federal or state securities laws. Neither the Company nor any Company Subsidiary has breached, or received in writing any claim or threat that it has breached, in any material respect, and no default has occurred under, any of the Material Company Contracts and, to the Company's knowledge, (i) none of the other contracting parties has violated or breached, and no default has occurred under any of the Material Company Contracts, and
(ii) other than the transactions contemplated hereby, no event has occurred, and no circumstance or condition exists which with the giving of notice or the lapse of time, or both, will, or could reasonably be expected to, result in a violation, breach or default under any Material Company Contract or give any Person the right to cancel, terminate or modify any Material Company Contract. To the Company's knowledge, no party to a Material Company Contract currently in effect has given notice to the Company or any Company Subsidiary of intent to terminate such Material Company Contract in a way that would have a Material Adverse Effect on the Company. The Company has provided Parent or Parent's counsel with access to true and complete copies of each of the Material Company Contracts. Consummation of the transactions contemplated by this Agreement and each other agreement to be entered into by the Company in connection herewith will not (and will not give any Person a right to) cancel, terminate or modify any material rights of, or accelerate or increase any material obligation of, the Company under any Material Company Contract.

                        (c) The Company and each Company Subsidiary possess all material Governmental Authorizations which are required in order to operate their respective businesses as presently conducted, and the Company and each Company Subsidiary is in compliance in all material respects with all such Governmental Authorizations. Each such Governmental Authorization is identified in Schedule 2.8(c) of the Company Disclosure Schedule. Each such Governmental Authorization is valid and in full force and effect and will remain so until consummation of the transactions contemplated by this Agreement, except where the failure to comply would not have a Material Adverse Effect on the Company.

                        (d) Except as set forth in Schedule 2.8(d) of the Company Disclosure Schedule, there are no claims made or, to the Company's knowledge, threatened against the Company or any Company Subsidiary under each Material Company Contract presently or heretofore in effect to the extent such claims, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company.

                2.9 PERMITS; COMPLIANCE WITH LEGAL REQUIREMENTS. The Company and each Company Subsidiary holds all permits, licenses, vacancies, order and appeals which are material to the operation of the Company and the Company Subsidiaries. The Company and each Company Subsidiary is, and has at all times since January 1, 1997 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Since January 1, 1997, neither the Company nor any Company Subsidiary has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

                2.10 CERTAIN BUSINESS PRACTICES. Neither the Company nor any Company Subsidiary nor (to the best of the knowledge of the Company) any director, officer, agent or employee of the Company or any Company Subsidiary has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

                2.11 TAX MATTERS.

                        (a) Each Tax Return required to be filed by or on behalf of the Company and each Company Subsidiary with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) has been or will be filed on or before the applicable due date, and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                        (b) The Company Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through December 31, 1998 in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 1998 through the Closing Date, and will disclose the amount of such reserves to Parent no later than 10 business days prior to the Closing Date. Since December 31, 1998, the Company has not incurred any Liability for any Tax other than in the ordinary course of its business.

                        (c) No Company Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

                        (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of the Company, has been threatened against or with respect to the Company in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established on the Company Unaudited Interim Balance Sheet). There are no liens for material Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). The Company has not been and it will not be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                        (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (or any comparable provision under state or foreign Tax laws). The Company is not, nor has it ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

                2.12 EMPLOYEE BENEFIT PLANS.

                        (a) Schedule 2.12(a) of the Company Disclosure Schedule identifies each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, medical, life, disability or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement sponsored, maintained, contributed to or required to be contributed to by the Company and/or each Company Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Company Subsidiary (other than those plans, programs and agreements disclosed in the Company SEC Documents).

                      (b) Except as set forth in Schedule 2.12(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary maintains, sponsors or contributes to, nor has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of employees or former employees of the Company or any Company Subsidiary. Except as set forth in Schedule 2.12(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary maintains, sponsors or contributes to, nor has at any time in the past maintained, sponsored or contributed to, nor has any obligation or liability (whether accrued, contingent or otherwise) with respect to, any employee benefit plan (as defined in Section 3(3) of ERISA) or any other plan, policy, program, arrangement or agreement that is: (i) subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) a multi employer plan (as defined in Section 3(37) or 4001(a)(3) of ERISA), or (iii) provides welfare benefits to employees or former employees (or their dependents) of the Company or any Company Subsidiary following retirement or other termination of employment (except as required by Section 4980B of the Code or Title I, Subtitle B, Part 6 of ERISA).

                      (c) Each of the plans identified in Schedule 2.12(a) of the Company Disclosure Schedule intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked. Each of the plans, programs and agreements identified in Schedule 2.12(a) of the Company Disclosure Schedule has been maintained in compliance in all material respects with its terms and, both as to form and in operation, with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including without limitation, ERISA and the Code. The Company has delivered to Parent, with respect to each plan, program or agreement identified in Schedule 2.12(a) of the Company Disclosure Schedule, a copy of: (i) the document under which such plan, program or agreement is maintained and all amendments thereto (and all related funding instruments),
(ii) the most recent determination letter issued by the Internal Revenue Service (if applicable) and (iii) the most recent Form 5500 filed with the Internal Revenue Service with respect to such plan, program or agreement (if applicable).

                      (d) Except as disclosed in Schedule 2.12(d) of the Company Disclosure Schedule or in the Company SEC Documents, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee or director of the Company (whether or not under any plan), or materially increase the benefits payable under any plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                      (e) The Company and each Company Subsidiary is in compliance with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters, except where the failure to be in compliance would not have a Material Adverse Effect on the Company.

                2.13 INSURANCE. The Company has made available to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Company and each Company Subsidiary. Each of such insurance policies is in full force and effect. Since January 1, 1997, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy,
(b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Schedule
2.13 of the Company Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of the Company or any Company Subsidiary.

                2.14 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Documents or as contemplated by this Agreement, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Schedule 2.14 of the Company Disclosure
Schedule identifies each person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

                2.15 LITIGATION. There is no Legal Proceeding pending or, to the Company's knowledge, threatened by or before any court or Governmental Authority that involves the Company or any Company Subsidiary or any of the assets owned or used by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to any decree, order, writ, injunction, judgment or arbitration award (or agreement entered into in any Legal Proceeding) with respect to its properties, assets, personnel or business activities.

                2.16 PROPERTIES. Schedule 2.16 of the Company Disclosure Schedule sets forth each lease of real and personal property to which the Company and each Company Subsidiary is a party (the "Company Leases"). The Company has previously made available to Parent complete and accurate copies of all the Company Leases. Each of the Company Leases is valid, binding and enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or by general equitable principles, and to the extent any indemnification or contribution provisions thereof may be limited by applicable federal or state securities laws. Neither the Company nor any Company Subsidiary has breached, nor received in writing any claim or threat that it has breached, in any material respect, and no default has occurred under any of the Company Leases and, to the Company's knowledge, (i) none of the other contracting parties has violated or breached, and no default has occurred under any of the Company Leases, and (ii) other than the transactions contemplated hereby, no event has occurred, and no circumstance or condition exists which with the giving of notice or the lapse of time, or both, will, or could reasonably be expected to, result in a violation, breach or default under any of the Company Leases or give any Person the right to cancel, terminate or modify any of the Company Leases. Neither the Company nor any Company Subsidiary owns any real property.

                2.17 ENVIRONMENTAL MATTERS. To the knowledge of the Company, no current owner of any property leased or controlled by the Company or any Company Subsidiary has received any notice (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company or any Company Subsidiary is not in compliance with any Environmental Law. The Company has not received any notice or information that any property that is leased to, controlled by or used by the Company or any Company Subsidiary, or any surface water, groundwater and soil associated with or adjacent to such property, is not in clean and healthful condition or that it is not free of any material environmental contamination. For purposes of this
Section 2.17: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

                2.18 COMPANY ACTION. The board of directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is in the best interests of the Company and its stockholders, (b) unanimously approved this Agreement and the Merger in accordance with the provisions of
Section 251 of the DGCL, (c) unanimously recommended the adoption and approval of this Agreement and the Merger by the stockholders of the Company and directed that the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting, (d) taken all necessary steps to render
Section 203 of the DGCL inapplicable to the Merger and the other transactions contemplated by this Agreement and (e) adopted a resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the other transactions contemplated by this Agreement.

                2.19 ENFORCEABILITY. The Company has all requisite corporate power and authority to execute, deliver and, subject to obtaining requisite stockholder approval, to perform its obligations under this Agreement and all other agreements, documents and instruments contemplated hereby to which it is or will become a party. The execution and delivery of this Agreement and the other agreements, documents and instruments contemplated hereby have been duly and validly authorized by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary for the Company to authorize any of such agreements, documents or instruments and no such corporate proceedings (other than the approval of the Company Stockholders) are necessary to enable the Company to consummate the Merger or any of the other transactions contemplated by this Agreement. All agreements, documents and instruments to be executed in connection with the Merger (a) have been (or will be) duly executed and delivered by duly authorized officers of the Company and
(b) constitute (or, when executed by the Company, will constitute) legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or by general equitable principles, and to the extent any indemnification or contribution provisions thereof may be limited by applicable federal or state securities laws.

                2.20 GOVERNMENTAL CONSENTS; NO CONFLICTS. Except as may be required by the Exchange Act, the Securities Act, state securities or blue sky laws, the DGCL, the NASD bylaws and the rules and regulations of AMEX (as they relate to the S-4 Registration Statement and the Prospectus/Joint Proxy Statement) (collectively, the "Applicable Regulatory Requirements"), there is no requirement applicable to the Company or any Company Subsidiary to make any filing with, or to obtain any permit, authorization, or Consent of, any Governmental Authority as a condition to the consummation of the Merger or any of the other transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement and the other agreements, documents and instruments contemplated hereby by the Company nor the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement will (a) violate the Certificate of Incorporation or Bylaws of the Company, (b) result in a default (or with notice or lapse of time or both would result in a default) under, or materially impair the rights of the Company or any Company Subsidiary or materially alter the rights or obligations of any third party under, or require the Company or any Company Subsidiary to make any material payment or become subject to any material liability to any third party under, or give rise to any right of termination, amendment, cancellation, acceleration, repurchase, put or call under, any of the terms, conditions or provisions of any Material Company Contract, (c) result in the creation of any material (individually or in the aggregate) Encumbrance on any of the assets of the Company or any Company Subsidiary or (d) conflict with or violate any law, statute, rule, regulation, judgment, order, writ, injunction, decree or arbitration award applicable to the Company or any Company Subsidiary or any of their assets, which conflict or violation has had or would reasonably be expected to have a Material Adverse Effect on the Company.


                2.21 YEAR 2000 PREPAREDNESS. There are no issues related to the Company's or any Company Subsidiary's preparedness for the Year 2000 (including, without limitation, any issues relating to the Company's or Company Subsidiary's internal computer systems and each Constituent Component of those systems and all computer related products and each Constituent Component of such products) that are of a character required to be described or referred to in the Company SEC Documents by the Securities Act or by the Exchange Act which have not been accurately described in the Company SEC Documents. "Constituent Component" means all software (including operating systems, programs, packages and utilities), firmware, hardware, networking components, and peripherals provided as part of the configuration. Except as otherwise disclosed in the Company SEC Documents, the Company has inquired of material vendors as to their preparedness for the Year 2000 and has disclosed in the Company Disclosure Schedule or Company SEC Documents any issues that might reasonably be expected to result in any Material Adverse Effect on the Company.

                2.22 REGULATORY MATTERS.

                      (a) Except as disclosed on Schedule 2.22(a) of the Company Disclosure Schedule, the Company has obtained and is in compliance in all material respects with all certifications, approvals and clearances from the United States Food and Drug Administration (the "FDA") and all state, local and foreign equivalents (collectively, the "FDA, etc.") necessary in order to carry out its business and the businesses of each Company Subsidiary as currently conducted, including without limitation to develop pharmaceutical products in any and all geographic areas in which the Company or any Company Subsidiary is currently, or has previously, developed pharmaceutical products.

                      (b) All nonclinical laboratory studies of pharmaceutical products have been and are being conducted in all material respects in compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, without limitation, any reporting requirements thereof) and with accepted standards of good laboratory practice. All clinical trials of pharmaceutical products have been and are being conducted in all material respects in compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, without limitation, any reporting requirements thereof) and with accepted standards of good clinical practice.

                      (c) Neither the Company nor any Company Subsidiary, nor any officer, employee or agent of the Company or any Company Subsidiary has made any untrue statement of a material fact or fraudulent statement to the FDA, etc. or failed to disclose a material fact required to be disclosed to the FDA, etc. The Company has provided Parent with copies of any and all notice of inspectional observations, establishment inspection reports and any other documents received from the FDA, etc. that indicate or suggest material lack of compliance with the regulatory requirements of the FDA, etc. The Company has made available to Parent for review all correspondence to or from the FDA, etc., minutes of meetings with the FDA, etc., written reports of phone conversations, visits or other contact with the FDA, etc., notices of inspectional observations, establishment inspection reports, and all other documents in its possession concerning communications to or from the FDA, etc., or prepared by the FDA, etc., which bear in any way on the Company's or its Subsidiaries' compliance with regulatory requirements of the FDA, etc. or on the likelihood of timing of approval of any pharmaceutical products.

                2.23 CERTAIN COLLABORATION AGREEMENTS. The Company has not received any notice of nor is the Company aware that, since December 31, 1998, there has been any material adverse change or event with respect to any of the Company's or any Company Subsidiary's research programs, including with respect to either of the Company's collaboration arrangements with Dainippon Pharmaceutical Co., Ltd. ("Dainippon") and/or Roberts Pharmaceutical Co. ("Roberts") (together, the "Collaboration Agreements"). Each of the Collaboration Agreements is in full force and effect and the Company is not aware that either Dainippon or Roberts (or Shire Pharmaceuticals Group Plc as the prospective successor in interest to Roberts) intends to terminate its Collaboration Agreement with the Company within 12 months of the date of this Agreement and relations between the Company and such parties are good.

                2.24 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and consummate this Agreement, the Merger and the other transactions contemplated by this Agreement.

               2.25 FAIRNESS OPINION. The Company's board of directors has received the written opinion of Rabobank International, financial advisor to the Company, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to the stockholders of the Company from a financial point of view. The Company has furnished an accurate and complete copy of said written opinion to Parent.

                2.26 FINANCIAL ADVISOR. Except for Rabobank International, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Rabobank International.

                2.27 VOTING AGREEMENTS; PREFERRED STOCK WAIVER. Each member of the board of directors and each executive officer of the Company has agreed on behalf of himself and his affiliates to vote in favor of the Merger at the Company Stockholders' Meeting and has executed and delivered to Parent a Voting Agreement substantially in the form attached hereto as Exhibit E-1. The holder of the Company Preferred Stock has, on behalf of itself and its affiliates, waived its right to receive a distribution pursuant to its liquidation preference in connection with the transactions contemplated under this Agreement and has executed and delivered to Parent a Waiver and Voting Agreement in substantially the form attached hereto as Exhibit E-2.

                2.28 DISCLOSURE.

                      (a) The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original, as such documents may have been amended to date.

                      (b) None of the representations and warranties of the Company contained in Section 2 of this Agreement or in any other Section of this Agreement or the information disclosed in the Company Disclosure Schedule contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                      (c) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 registration statement to be filed with the SEC by Parent in connection with the issuance of the Merger Shares (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement is filed with the SEC or at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Prospectus/Joint Proxy Statement, will, at the time the Prospectus/Joint Proxy Statement is mailed to the stockholders of the Company or the shareholders of Parent, at the time of the Company Stockholders' Meeting or the Parent Shareholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made about the Parent or Merger Sub or based on information supplied by Parent or Merger Sub or any of their representatives which is contained in the S-4 Registration Statement or the Prospectus/Joint Proxy Statement. The Prospectus/Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

                2.29 COMPANY RIGHTS PLAN. The execution, delivery and performance of this Agreement and the consummation of the Merger will not cause any change, effect or result under the Company Rights Plan which is adverse to the interests of Parent. Without limiting the generality of the foregoing, the Company has taken all necessary actions to (i) render the Company Rights Plan inapplicable to the Merger and the other transactions contemplated by this Agreement, including the Company Affiliate Agreements and/or the Voting Agreements, (ii) ensure that (y) neither Parent nor Merger Sub, nor any of their affiliates shall be deemed to have become an Acquiring Person or a Transaction Person (as such terms are defined in the Company Rights Plan) pursuant to the Company Rights Plan by virtue of the execution of this Agreement, the Company Affiliate Agreements and/or the Voting Agreements, the consummation of the Merger or the consummation of the other transactions contemplated hereby and (z) a Distribution Date, or a Transaction (as such terms are defined in the Company Rights Plan) or similar event does not occur by reason of the execution of this Agreement, the Company Affiliate Agreements and the Voting Agreements, the consummation of the Merger, or the consummation of the other transactions contemplated hereby and (iii) provide that the Final Expiration Date (as defined in the Company Rights Plan) shall be immediately prior to the Effective Time. The Company hereby covenants and agrees that it will take all necessary action to cause this representation to remain true.

        3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company, except as set forth in the Parent Disclosure Schedule, as follows:

                3.1 DUE ORGANIZATION; SUBSIDIARIES; ETC.

                      (a) Parent and each of its Subsidiaries ("Parent Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Parent and each Parent Subsidiary has all necessary power and authority to: (i) conduct its business in the manner in which its business is currently being conducted; (ii) own and use its assets in the manner in which its assets are currently owned and used; and (iii) perform its obligations under all Contracts by which it is bound. There are no Parent Subsidiaries other than Merger Sub. Parent does not own or hold directly or indirectly, any debt or equity securities of, or have any other interest in any Entity other than Merger Sub and Parent has not entered into any contract or otherwise become obligated to acquire any such interest.

                      (b) Parent does not own directly or indirectly, through any Parent Subsidiary or otherwise, any Company Stock.

                      (c) Parent and each Parent Subsidiary is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Parent.

                3.2 ARTICLES OF INCORPORATION AND BYLAWS. Complete and accurate copies of the Parent's Restated Articles of Incorporation, including any Certificate of Designation, and Bylaws (or comparable charter documents), each as amended to date, of the Parent are filed as exhibits to the Parent SEC Documents. Parent has made available to the Company accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the Parent and each Parent Subsidiary, including all amendments thereto.

                3.3 CAPITALIZATION, ETC.

                      (a) The authorized capital stock of the Parent consists of: (i) 30,000,000 shares of Parent Common Stock of no par value per share, of which 15,711,877 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 1,000,000 shares of Preferred Stock, no par value per share, of which no shares are issued and outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Schedule 3.3(a) of the Parent Disclosure Schedule: (i) none of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Parent Common Stock is subject to any right of first refusal in favor of the Parent; and (iii) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock or Parent Preferred Stock. Parent is not under any obligation or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock. Parent is the sole owner of each outstanding share of capital stock and/or other equity interests in each Parent Subsidiary.

                      (b) As of the date of this Agreement, 2,268,686 shares of Parent Common Stock are subject to issuance pursuant to outstanding options to purchase shares of Parent Common Stock. (Stock options granted by Parent pursuant to Parent's stock option plans and otherwise are referred to in this Agreement as "Parent Options."). Parent has made available to the Company (A) accurate and complete copies of all stock option plans pursuant to which Parent has ever granted stock options, and the forms of all stock option agreements evidencing such options and (B) a list detailing (i) each Parent Option outstanding as of the date of this Agreement; (ii) the particular plan (if any) pursuant to which such Parent Option was granted; (iii) the name of the optionee; (iv) the number of shares of Parent Common Stock subject to such Parent Option; (v) the exercise price of such Parent Option; (vi) the date on which such Parent Option was granted; (vii) the applicable vesting schedules, and the extent to which such Parent Option is vested and exercisable as of the date of this Agreement; and (viii) the date on which such Parent Option expires..

                      (c) Except as set forth in Schedule 3.3(c) of the Parent Disclosure Schedule, there is no: (i) outstanding subscription, option (other than Parent Options described under Section 3.3(b)), call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of Parent, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent or any Parent Subsidiary.

                      (d) All outstanding shares of Parent Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

                3.4 SEC FILINGS; FINANCIAL STATEMENTS; ACCOUNTING CONTROLS.

                      (a) Parent has delivered or made available (including through the SEC EDGAR system) to the Company accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by Parent with the SEC, Nasdaq or AMEX since December 31, 1996, and all amendments thereto (the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC, Nasdaq or AMEX have been so filed and were prepared and timely filed and complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and all other applicable laws and regulations. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      (b) The financial statements (including any related notes) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
(ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of Parent as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its subsidiaries for the periods covered thereby.

                      (c) Parent has delivered to the Company an unaudited consolidated balance sheet of Parent and its subsidiaries as of April 30, 1999 (the "Parent Unaudited Interim Balance Sheet"), and the related unaudited consolidated statement of operations, statement of shareholders' equity and statement of cash flows of Parent and its subsidiaries for the nine (9) months then ended. The financial statements referred to in this
Section 3.4(c): (i) were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the basis on which the financial statements referred to in Section 3.4(b) were prepared (except that such financial statements do not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (ii) fairly present the consolidated financial position of Parent and its subsidiaries as of April 30, 1999 and the consolidated results of operations and cash flows of Parent and its subsidiaries for the periods covered thereby.

                      (d) Parent and each Parent Subsidiary maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since April 30, 1999, there has not been (a) any change, or any development or combination of changes or developments that has had or would reasonably be expected to have a Material Adverse Effect on Parent, (b) any damage, destruction or loss of any of the assets of Parent, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect on Parent, or (c) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which would be prohibited by Section 4.5 if it were to occur or be effected between the date of this Agreement and the Effective Time.

                3.6 TITLE TO ASSETS. Parent owns, and has good, valid and marketable title to, or, in the case of leased assets, valid leasehold interests in, all assets reflected on the Parent Unaudited Interim Balance Sheet. All of said assets are owned or leased by Parent free and clear of any material Encumbrances, except for (1) any lien for current taxes not yet due and payable,
(2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent, and (3) liens described in Schedule 3.6 of the Parent Disclosure Schedule.

                3.7 PROPRIETARY ASSETS.

                      (a) Parent owns, licenses or otherwise possess legally enforceable rights to use and exploit all Proprietary Assets that are owned or licensed to Parent or any Parent Subsidiary or used in or necessary for the operation of Parent's or any Parent Subsidiary's respective businesses as currently conducted (the "Parent Proprietary Assets"), except to the extent that the failure to have such rights has not had, and would not reasonably be expected to have, a Material Adverse Effect on Parent.

                      (b) Parent has delivered to the Company a list of all patents and patent applications and all registered and unregistered trademarks, trade names, service marks and copyrights, and all applications with respect therefor, included in the Parent Proprietary Assets, including the jurisdictions in which each such Parent Proprietary Asset has been issued or registered or in which any application for such issuance and registration has been filed, and has made available to the Company all licenses, sublicenses and other agreements to which Parent is a party and pursuant to which any Person is authorized to use any Parent Proprietary Asset, and all licenses, sublicenses and other agreements to which Parent is a party and pursuant to which it is authorized to use any Third Party Proprietary Assets.

                      (c) To Parent's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Parent Proprietary Asset, or any Third Party Proprietary Asset to the extent licensed by or through Parent by any third party, including any employee or former employee of Parent, except such as would not have a Material Adverse Effect on Parent. Neither Parent nor any Parent Subsidiary has entered into any agreement to indemnify any other Person against any charge of infringement of any Parent Proprietary Asset.

                      (d) Neither Parent nor any Parent Subsidiary is, or will as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement be, in breach of any license, sublicense or other agreement relating to any Parent Proprietary Asset or Third Party Proprietary Asset, except for such breaches that would not have a Material Adverse Effect on Parent.

                      (e) All patents, registered trademarks, registered service marks or copyright registrations owned by Parent or any Parent Subsidiary are valid and subsisting. Except for actions which would not reasonably be expected to have a Material Adverse Effect on Parent, neither Parent nor any Parent Subsidiary (i) is a party to any Legal Proceeding which involves a claim of infringement of any Third Party Proprietary Asset or (ii) has brought any Legal Proceeding for infringement of any Parent Proprietary Asset or breach of any license or agreement involving a Parent Proprietary Asset against any third party, which action is continuing. To Parent's knowledge, the manufacture, marketing, licensing or sale of any Parent Proprietary Asset or products does not infringe any Third Party Proprietary Asset.

                      (f) Parent has secured agreements with all consultants and employees who prior to the date of this Agreement contributed to the creation or development of any Parent Proprietary Asset regarding the rights to such contributions that Parent does not already own by operation of law in the form substantially identical to the form of Proprietary Information and Inventions Agreement previously made available to the Company.

                      (g) Parent has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Parent Proprietary Assets not otherwise protected by patents, patent applications or copyrights ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Parent by or to any third party has been pursuant to the terms of a written agreement between Parent and such third party, and all use, disclosure or appropriation of Confidential Information not owned by Parent has been pursuant to the terms of a written agreement between Parent and the owner of such Confidential Information, or is otherwise lawful.

                3.8 CONTRACTS.

                      (a) Except as identified as an exhibit to a Parent SEC Document, neither Parent nor any Parent Subsidiary is a party to, or bound by, any Material Parent Contract. For purposes of this Agreement, a "Material Parent Contract" shall be deemed to be any Contract filed or required to be filed as an exhibit to Parent's Annual Report on Form 10-K for the year ended July 31, 1998 or as an exhibit to Parent's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1998, January 31, 1999 and April 30, 1999, and any Contract:

                                (i) relating to the employment or engagement of,
or the performance of services by, any employee, consultant or independent contractor in excess of $100,000 per year;

                                (ii) restricting in any manner Parent's or any
Parent Subsidiary's right or ability to (A) compete with any other Person, (B) acquire or transfer any product, technology or other asset from or to any other Person, or (C) develop or distribute any Parent Proprietary Asset;

                                (iii) that (A) provides for the receipt or
expenditure by Parent or any Parent Subsidiary of cash or other consideration in excess of $100,000; (B) relates to the performance of services by or on behalf of Parent or any Parent Subsidiary having a value in excess of $100,000; (C) was entered into outside the ordinary course of business; or (D) is material and cannot be terminated by Parent without penalty with 30 days notice or less;

                                (iv) relating to the acquisition, issuance or
transfer of any securities;

                                (v) creating or relating to the creation of any
Encumbrance with respect to any of the Parent Proprietary Assets or other assets having a value in excess of $100,000;

                                (vi) involving or incorporating any guaranty,
pledge, performance, completion bond, indemnity or contribution or surety arrangement; or

                                (vii) creating or relating to any partnership,
joint venture, research or development collaboration, license agreement, or any other Contract by which Parent or any Parent Subsidiary is obligated or has the right to share any revenues, profits, losses, costs or Liabilities.

                      (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, all Material Parent Contracts are in full force and effect and are enforceable against Parent and, to Parent's knowledge, are enforceable against the other parties thereto, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or by general equitable principles, and to the extent any indemnification or contribution provisions thereof may be limited by applicable federal or state securities laws. Neither Parent nor any Parent Subsidiary has breached, or received in writing any claim or threat that it has breached, in any material respect, and no default has occurred under, any of the Material Parent Contracts and, to Parent's knowledge, (i) none of the other contracting parties has violated or breached, and no default has occurred under any of the Material Parent Contracts, and (ii) other than the transactions contemplated hereby, no event has occurred, and no circumstance or condition exists which with the giving of notice or the lapse of time, or both, will, or could reasonably be expected to, result in a violation, breach or default under any Material Parent Contract or give any Person the right to cancel, terminate or modify any Material Parent Contract. To Parent's knowledge, no party to a Material Parent Contract currently in effect has given notice to Parent or any Parent Subsidiary of intent to terminate such Material Parent Contract in a way that would have a Material Adverse Effect on Parent. Parent has provided the Company or the Company's counsel with access to true and complete copies of each of the Material Parent Contracts. Consummation of the transactions contemplated by this Agreement and each other agreement to be entered into by Parent in connection herewith will not (and will not give any Person a right to) cancel, terminate or modify any material rights of, or accelerate or increase any material obligation of, Parent under any Material Parent Contract.

                      (c) Parent and each Parent Subsidiary possess all material Governmental Authorizations which are required in order to operate their respective businesses as presently conducted, and Parent and each Parent Subsidiary is in compliance in all material respects with all such Governmental Authorizations. Each such Governmental Authorization is identified in Schedule 3.8(c) of the Parent Disclosure Schedule. Each such Governmental Authorization is valid and in full force and effect and will remain so until consummation of the transactions contemplated by this Agreement, except where the failure to comply would not have a Material Adverse Effect on Parent.

                      (d) Except as set forth in Schedule 3.8(d) of the Parent Disclosure Schedule, there are no claims made or, to Parent's knowledge, threatened against Parent or any Parent Subsidiary under each Material Parent Contract presently or heretofore in effect to the extent such claims, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on Parent.

                3.9 PERMITS; COMPLIANCE WITH LEGAL REQUIREMENTS. Parent and each Parent Subsidiary holds all permits, licenses, vacancies, order and appeals which are material to the operation of Parent and the Parent Subsidiaries. Parent and each Parent Subsidiary is, and has at all times since January 1, 1997 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. Since January 1, 1997, neither Parent nor any Parent Subsidiary has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

                3.10 CERTAIN BUSINESS PRACTICES. Neither Parent nor any Parent Subsidiary nor (to the best of the knowledge of Parent) any director, officer, agent or employee of Parent or any Parent Subsidiary has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

                3.11 TAX MATTERS.

                      (a) Each Tax Return required to be filed by or on behalf of Parent and each Parent Subsidiary with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Parent Returns")
(i) has been or will be filed on or before the applicable due date, and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                      (b) The Parent Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through December 31, 1998 in accordance with generally accepted accounting principles. Parent will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 1998 through the Closing Date, and will disclose the amount of such reserves to the Company no later than 10 business days prior to the Closing Date. Since December 31, 1998, Parent has not incurred any Liability for any Tax other than in the ordinary course of its business.

                      (c) No Parent Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Parent Returns has been granted (by Parent or any other Person), and no such extension or waiver has been requested from Parent.

                      (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of Parent, has been threatened against or with respect to Parent in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Parent and with respect to which adequate reserves for payment have been established on the Parent Unaudited Interim Balance Sheet). There are no liens for material Taxes upon any of the assets of Parent except liens for current Taxes not yet due and payable. Parent has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). Parent has not been and it will not be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                      (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of Parent that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (or any comparable provision under state or foreign Tax laws). Parent is not, nor has it ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

                3.12 EMPLOYEE BENEFIT PLANS.

                      (a) Schedule 3.12(a) of the Parent Disclosure Schedule identifies each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, medical, life, disability or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement sponsored, maintained, contributed to or required to be contributed to by Parent and/or each Parent Subsidiary for the benefit of any current or former employee, consultant, officer or director of Parent or any Parent Subsidiary (other than those plans, programs and agreements disclosed in the Parent SEC Documents).

                      (b) Except as set forth in Schedule 3.12(b) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary maintains, sponsors or contributes to, nor has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of employees or former employees of Parent or any Parent Subsidiary. Except as set forth in Schedule 3.12(b) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary maintains, sponsors or contributes to, nor has at any time in the past maintained, sponsored or contributed to, nor has any obligation or liability (whether accrued, contingent or otherwise) with respect to, any employee benefit plan (as defined in Schedule 3(3) of ERISA) or any other plan, policy, program, arrangement or agreement that is: (i) subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) a multi employer plan (as defined in Section 3(37) or 4001(a)(3) of ERISA), or (iii) provides welfare benefits to employees or former employees (or their dependents) of Parent or any Parent Subsidiary following retirement or other termination of employment (except as required by Section 4980B of the Code or Title I, Subtitle B, Part 6 of ERISA).

                      (c) Each of the plans identified in Schedule 3.12(a) of the Parent Disclosure Schedule intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and Parent is not aware of any reason why any such determination letter should be revoked. Each of the plans, programs and agreements identified in
Schedule 3.12(a) of the Parent Disclosure Schedule has been maintained in compliance in all material respects with its terms and, both as to form and in operation, with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including without limitation, ERISA and the Code. Parent has delivered to the Company with respect to each plan, program or agreement identified in Schedule 3.12(a) of the Parent Disclosure Schedule, a copy of: (i) the document under which such plan, program or agreement is maintained and all amendments thereto (and all related funding instruments),
(ii) the most recent determination letter issued by the Internal Revenue Service (if applicable) and (iii) the most recent Form 5500 filed with respect to such plan, program or agreement (if applicable).

                      (d) Except as disclosed in Schedule 3.12(d) of the Parent Disclosure Schedule or in the Parent SEC Documents, neither the execution, delivery or performance of this

Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee or director of Parent (whether or not under any plan), or materially increase the benefits payable under any plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                      (e) Parent and each Parent Subsidiary is in compliance with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters, except where the failure to be in compliance would not have a Material Adverse Effect on Parent.

                3.13 INSURANCE. Parent has made available to the Company a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of Parent and each Parent Subsidiary. Each of such insurance policies is in full force and effect. Since January 1, 1997, Parent has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in
Schedule 3.13 of the Parent Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of Parent or any Parent Subsidiary.

                3.14 TRANSACTIONS WITH AFFILIATES. Except as set forth in
Schedule 3.14 of the Parent Disclosure Schedule or the Parent SEC Documents or as contemplated by this Agreement, since the date of Parent's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC. Schedule 3.14 of the Parent Disclosure Schedule identifies each person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of Parent as of the date of this Agreement.

                3.15 LITIGATION. Except as disclosed in Parent SEC Documents, there is no Legal Proceeding pending or, to Parent's knowledge, threatened by or before any court or Governmental Authority that involves Parent or any Parent Subsidiary or any of the assets owned or used by Parent or any Parent Subsidiary. Neither Parent nor any Parent Subsidiary is a party to any decree, order, writ, injunction, judgment or arbitration award (or agreement entered into in any Legal Proceeding) with respect to its properties, assets, personnel or business activities.

                3.16 PROPERTIES. Schedule 3.16 of the Parent Disclosure Schedule sets forth each lease of real and personal property to which Parent and each Parent Subsidiary is a party (the "Parent Leases"). Parent has previously made available to the Company complete and accurate copies of all the Parent Leases. Each of the Parent Leases is valid, binding and enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or by general equitable principles, and to the extent any indemnification or contribution provisions thereof may be limited by applicable federal or state securities laws. Neither Parent nor any Parent Subsidiary has breached, nor received in writing any claim or threat that it has breached, in any material respect, and no default has occurred under any of the Parent Leases and, to Parent's knowledge, (i) none of the other contracting parties has violated or breached, and no default has occurred under any of the Parent Leases, and (ii) other than the transactions contemplated hereby, no event has occurred, and no circumstance or condition exists which with the giving of notice or the lapse of time, or both, will, or could reasonably be expected to, result in a violation, breach or default under any of the Parent Leases or give any Person the right to cancel, terminate or modify any of the Parent Leases. Neither Parent nor any Parent Subsidiary owns any real property.

                3.17 ENVIRONMENTAL MATTERS. To the knowledge of Parent, no current owner of any property leased or controlled by the Parent or any Parent Subsidiary has received any notice (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Parent or any Parent Subsidiary is not in compliance with any Environmental Law. Parent has not received any notice or information that any property that is leased to, controlled by or used by Parent or any Parent Subsidiary, or any surface water, groundwater and soil associated with or adjacent to such property, is not in clean and healthful condition or that it is not free of any material environmental contamination. For purposes of this
Section 3.17: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

                3.18 PARENT ACTION. The board of directors of Parent (at a meeting duly called and held) has (a) unanimously determined that the Merger is in the best interests of Parent and its shareholders, (b) unanimously approved this Agreement and the Merger in accordance with the provisions of Section 1200 of the CCC, (c) unanimously recommended the adoption and approval of this Agreement and the Merger by the shareholders of Parent and directed that the Merger be submitted for consideration by Parent's shareholders at the Parent Shareholders' Meeting, and (d) adopted a resolution having the effect of causing Parent not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the other transactions contemplated by this Agreement.

                3.19 ENFORCEABILITY. Parent has all requisite corporate power and authority to execute, deliver and, subject to obtaining requisite shareholder approval, to perform its obligations under this Agreement and all other agreements, documents and instruments contemplated hereby to which it is or will become a party. The execution and delivery of this Agreement and the other agreements, documents and instruments contemplated hereby have been duly and validly authorized by the board of directors of Parent, and no other corporate proceedings on the part of Parent are necessary for Parent to authorize any of such agreements, documents or instruments and no such corporate proceedings (other than the approval of the

Parent Shareholders) are necessary to enable Parent to consummate the Merger or any of the other transactions contemplated by this Agreement. All agreements, documents and instruments to be executed in connection with the Merger (a) have been (or will be) duly executed and delivered by duly authorized officers of Parent and (b) constitute (or, when executed by Parent, will constitute) legal, valid and binding obligations of Parent enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or by general equitable principles, and to the extent any indemnification or contribution provisions thereof may be limited by applicable federal or state securities laws.

                3.20 GOVERNMENTAL CONSENTS; NO CONFLICTS. Except as may be required under the Applicable Regulatory Requirements, there is no requirement applicable to Parent or any Parent Subsidiary to make any filing with, or to obtain any permit, authorization, or Consent of, any Governmental Authority as a condition to the consummation of the Merger or any of the other transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement and the other agreements, documents and instruments contemplated hereby by Parent nor the consummation by Parent of the Merger or any of the other transactions contemplated by this Agreement will (a) violate the Articles of Incorporation or Bylaws of Parent, (b) result in a default (or with notice or lapse of time or both would result in a default) under, or materially impair the rights of Parent or any Parent Subsidiary or materially alter the rights or obligations of any third party under, or require Parent or any Parent Subsidiary to make any material payment or become subject to any material liability to any third party under, or give rise to any right of termination, amendment, cancellation, acceleration, repurchase, put or call under, any of the terms, conditions or provisions of any Material Parent Contract, (c) result in the creation of any material (individually or in the aggregate) Encumbrance on any of the assets of Parent or any Parent Subsidiary or (d) conflict with or violate any law, statute, rule, regulation, judgment, order, writ, injunction, decree or arbitration award applicable to Parent or any Parent Subsidiary or any of their assets, which conflict or violation has had or would reasonably be expected to have a Material Adverse Effect on Parent.

                3.21 YEAR 2000 PREPAREDNESS. There are no issues related to Parent's or any Parent Subsidiary's preparedness for the Year 2000 (including, without limitation, any issues relating to Parent's or Parent Subsidiary's internal computer systems and each Constituent Component of those systems and all computer related products and each Constituent Component of such products) that are of a character required to be described or referred to in the Parent SEC Documents by the Securities Act or by the Exchange Act which have not been accurately described in the Parent SEC Documents. Except as otherwise disclosed in the Parent SEC Documents, Parent has inquired of material vendors as to their preparedness for the Year 2000 and has disclosed in the Parent Disclosure Schedule or Parent SEC Documents any issues that might reasonably be expected to result in any Material Adverse Effect on Parent.

                3.22 REGULATORY MATTERS.

                      (a) Except as disclosed on Schedule 3.22(a) of the Parent Disclosure Schedule, Parent has obtained and is in compliance in all material respects with all certifications, approvals and clearances from the FDA, etc. necessary in order to carry out its business and the businesses of each Parent Subsidiary as currently conducted, including without limitation developing pharmaceutical products in any and all geographic areas in which Parent or any Parent Subsidiary is currently, or have previously, developed pharmaceutical products.

                      (b) All nonclinical laboratory studies of pharmaceutical products have been and are being conducted in all material respects in compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, without limitation, any reporting requirements thereof) and with accepted standards of good laboratory practice. All clinical trials of pharmaceutical products have been and are being conducted in all material respects in compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, without limitation, any reporting requirements thereof) and with accepted standards of good clinical practice.

                      (c) Neither Parent nor any Parent Subsidiary nor any officer, employee or agent of Parent or any Parent Subsidiary has made any untrue statement of a material fact or fraudulent statement to the FDA, etc. or failed to disclose a material fact required to be disclosed to the FDA, etc. Parent has provided the Company with copies of any and all notice of inspectional observations, establishment inspection reports and any other documents received from the FDA, etc. that indicate or suggest material lack of compliance with the regulatory requirements of the FDA, etc. Parent has made available to the Company for review all correspondence to or from the FDA, etc., minutes of meetings with the FDA, etc., written reports of phone conversations, visits or other contact with the FDA, etc., notices of inspectional observations, establishment inspection reports, and all other documents in its possession concerning communications to or from the FDA, etc., or prepared by the FDA, etc., which bear in any way on Parent's or any Parent Subsidiary's compliance with regulatory requirements of the FDA, etc. or on the likelihood of timing of approval of any pharmaceutical product.

                3.23 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Parent Common Stock outstanding on the record date for the Parent Shareholders' Meeting (the "Required Parent Shareholder Vote") is the only vote of the holders of any class or series of Parent's capital stock necessary to approve and consummate this Agreement, the Merger and the other transactions contemplated by this Agreement.

                3.24 FAIRNESS OPINION. Parent's board of directors has received the written opinion of EVEREN Securities, Inc., financial advisor to Parent, dated the date of this Agreement, to the effect that the Merger is fair to the shareholders of Parent from a financial point of view. Parent has furnished an accurate and complete copy of said written opinion to the Company.

                3.25 FINANCIAL ADVISOR. Except for EVEREN Securities, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. Parent has furnished to the Company accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of EVEREN Securities, Inc.

                3.26 VOTING AGREEMENTS. Each member of the board of directors and each executive officer of Parent has agreed on behalf of himself and his affiliates to vote in favor of the Merger at the Parent Shareholders' Meeting and has executed and delivered to the Company a Voting Agreement substantially in the form attached hereto as Exhibit E-3.

                3.27 DISCLOSURE.

                      (a) The copies of all documents furnished by Parent pursuant to the terms of this Agreement are complete and accurate copies of the original, as such documents may have been amended to date.

                      (b) None of the representations and warranties of Parent contained in Section 3 of this Agreement or in any other Section of this Agreement or the information disclosed in the Parent Disclosure Schedule contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                      (c) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Form S-4 registration statement to be filed with the SEC by the Company in connection with the issuance of the Merger Shares (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement is filed with the SEC or at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Prospectus/Joint Proxy Statement, will, at the time the Prospectus/Joint Proxy Statement is mailed to the shareholders of Parent or the stockholders of the Company, at the time of the Parent Shareholders' Meeting or the Company Shareholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made about the Company or Merger Sub or based on information supplied by the Company or Merger Sub or any of their representatives which is contained in the S-4 Registration Statement or the Prospectus/Joint Proxy Statement. The Prospectus/Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

                3.28 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        4. CERTAIN COVENANTS OF PARENT, MERGER SUB AND THE COMPANY

                4.1 COMPANY ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Company to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

                                (i) all material operating and financial reports
prepared by the Company and each Company Subsidiary for the Company's senior management, including (A) copies of the unaudited monthly consolidated balance sheets of the Company and the related unaudited monthly consolidated statements of operations, statements of stockholders' equity and statements of cash flows and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company's senior management;

                                (ii) any written materials or communications
sent by or on behalf of the Company to its stockholders;

                                (iii) any material notice, document or other
communication sent by or on behalf of the Company or any Company Subsidiary to any party to any Company Contract or sent to the Company or any Company Subsidiary by any party to any Company Contract (other than any communication that relates solely to routine commercial transactions between the Company and the other party to any such Company Contract and that is of the type sent in the ordinary course of business and consistent with past practices); and

                                (iv) any notice, report or other document
received by the Company or any Company Subsidiary from, or filed with or sent by the Company or any Company Subsidiary to any Governmental Body.

                4.2 OPERATION OF THE COMPANY'S BUSINESS.

                      (a) During the Pre-Closing Period: (i) the Company shall ensure that the Company and each Company Subsidiary conducts its business and operations (A) in the ordinary course and in accordance with past practices and
(B) in compliance with all applicable Legal Requirements and the requirements of all Company Contracts that constitute Material Company Contracts; (ii) the Company shall use all reasonable efforts to ensure that the Company and each Company Subsidiary preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees, consultants and other Persons having business relationships with the Company or a Company Subsidiary; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.13; and (iv) the Company shall (to the extent requested by Parent) cause its officers and the officers of each Company Subsidiary to report regularly to Parent concerning the status of the Company's and each Company Subsidiary's business.

                      (b) During the Pre-Closing Period, the Company shall not, except as set forth on Schedule 4.2(b), (without the prior written consent of Parent), and shall not permit any Company Subsidiary to:

                                (i) declare, accrue, set aside or pay any
dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except for any repurchase of Company Warrants in accordance with their existing terms);

                                (ii) sell, issue, grant or authorize the
issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue shares and grant options to purchase shares of Company Common Stock under stock option plans approved by its board of directors and stockholders totaling up to 100,000 shares and issue shares of Company Common Stock (w) upon the valid exercise of Company Options outstanding as of the date of this Agreement or such additional options, (x) pursuant to the ESPP, (y) upon the exercise of Company Warrants outstanding as of the date of this Agreement and (z) upon the conversion of Company Preferred Stock outstanding as of the date of this Agreement);

                                (iii) amend or waive any of its rights under, or
accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, other than pursuant to agreements in existence on the date hereof, copies of which have been provided to the other parties hereto, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;


                                (iv) amend or permit the adoption of any
amendment to its certificate of incorporation or bylaws or other charter or organizational documents, adopt any shareholder rights plan ("poison pill") or effect or become a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

                                (v) form any Subsidiary or acquire any equity
interest or other interest in any other Entity or any other business;

                                (vi) make any capital expenditure in excess of
$100,000;

                                (vii) enter into or become bound by, or permit
any of the assets owned or used by it to become bound by, any Company Collaboration Agreement or any Material Company Contract, or amend or terminate, or waive or exercise any Company Collaboration Agreement or any material right or remedy under, any Material Company Contract, other than in the ordinary course of business consistent with past practices;

                                (VIII) acquire, lease or license any right or
other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets (other than Company Proprietary Assets) acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                                (ix) lend money to any Person, or incur or
guarantee any indebtedness;

                                (x) establish, adopt or amend any employee
benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                                (xi) prepay any material claim, Liability or
obligation, or pay, discharge or satisfy any material unliquidated or contingent Liability;

                                (xii) enter into or amend any employment
agreement, severance agreement, special pay arrangement with respect to termination of employment or other similar arrangement or agreement with any director, officer or employee of the Company,

                                (XIII) make or fail to make any material
election concerning the term, scope or termination of any real property lease, or waive any material provision of any such lease or enter into any new real property lease;

                                (xiv) engage in any transaction with any
stockholder, director, officer or employee other than in the ordinary course of business consistent with past practice;

                                (xv) make any Tax election;

                                (xvi) commence or settle any Legal Proceeding;

                                (XVII) enter into any material transaction or
take any other material action outside the ordinary course of business or inconsistent with past practices; or

                                (XVIII) agree or commit to take any of the
actions described in clauses "(i)" through "(xviii)" of this Section 4.2(b).

                      (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material

Adverse Effect on the Company or any Company Subsidiary. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or other claim threatened, commenced or asserted against or with respect to the Company or any Company Subsidiary. No notification given to Parent pursuant to this Section 4.2(c) shall limit, modify, amend or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

                4.3 NO SOLICITATION.

                      (a) The Company shall not directly or indirectly, and shall not authorize or permit any Representative of the Company directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Company Acquisition Proposal or take any action that could reasonably be expected to lead to any inquiries related to or the making of a Company Acquisition Proposal, (ii) furnish any information regarding the Company or any Company Subsidiary to any Person in connection with or in response to any inquiry relating to a Company Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal, (iv) approve, endorse or recommend any Company Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction; provided, however, that prior to the adoption and approval of this Agreement by the Required Company Stockholder Vote, the Company shall not be prohibited by this Section 4.3(a) from (A) furnishing nonpublic information regarding the Company or any Company Subsidiary to, or entering into discussions with, any Person in response to a Company Superior Offer that is submitted by such Person (and not withdrawn) relating to a Company Acquisition Transaction if
(1) neither the Company nor any Representative of the Company shall have violated any of the restrictions set forth in this Section 4.3, (2) the board of directors of the Company concludes in good faith, based upon the advice of its outside legal counsel, that the failure to provide information in response to a written request by a Person making a Company Acquisition Proposal and the failure to consider the Company Acquisition Proposal would be reasonably likely to constitute a breach of its fiduciary obligations to the Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person, the terms and conditions of such Company Superior Offer and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and it receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company and (4) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent), (B) withdrawing or modifying its unanimous recommendation referred to in Section 5.2(b) following receipt of a Company Superior Offer if after duly considering the advice of outside counsel to the Company, the board of directors of the Company determines in good faith that failure to do so would be reasonably likely to constitute a breach of its fiduciary obligations to the Company's stockholders under applicable law, or (C) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Transaction. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any of its Representatives, whether or not such Representative is purporting to act on behalf of the Company, shall be deemed to constitute a breach of this Section 4.3 by the Company. Nothing contained in this Section 4.3 shall limit the Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with Section 5.2.

                      (b) The Company shall promptly advise Parent orally and in writing of any Company Acquisition Proposal (including the identity of the Person making or submitting such Company Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period regardless of whether the Company intends to furnish any information to the Person making any such Company Acquisition Proposal. The Company shall keep Parent fully informed with respect to the status of any such Company Acquisition Proposal and any modification or proposed modification thereto. Prior to entering into any agreement or Contract with any Person in response to a Company Superior Offer, the Company shall give Parent the opportunity to match such Company Superior Offer by providing Parent with the terms of such Company Superior Offer in writing and allowing Parent three (3) business days to respond with a new offer. Each amendment or modification to any proposed Company Acquisition Transaction or Company Superior Offer shall be considered a new and separate proposal for a Company Acquisition Transaction or Company Superior Offer for the purposes of this Agreement.

                      (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Company Acquisition Proposal.

                4.4 PARENT ACCESS AND INVESTIGATION. During the Pre-Closing Period, Parent shall, and shall cause the respective Representatives of Parent to: (a) provide the Company and the Company's Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent; and (b) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent, and with such additional financial, operating and other data and information regarding Parent, as the Company may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, Parent shall promptly provide the Company with copies of:

                                (i) all material operating and financial reports
prepared by Parent and each Parent Subsidiary for Parent's senior management, including (A) copies of the unaudited monthly consolidated balance sheets of Parent and the related unaudited monthly consolidated statements of operations, statements of shareholders' equity and statements of cash flows and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for Parent's senior management;

                                (ii) any written materials or communications
sent by or on behalf of Parent to its shareholders;

                                (iii) any material notice, document or other
communication sent by or on behalf of Parent or any Parent Subsidiary to any party to any Parent Contract or sent to Parent or any Parent Subsidiary by any party to any Parent Contract (other than any communication that relates solely to routine commercial transactions between Parent and the other party to any such Parent Contract and that is of the type sent in the ordinary course of business and consistent with past practices); and

                                (iv) any notice, report or other document
received by Parent or any Parent Subsidiary from, or filed with or sent by Parent or any Parent Subsidiary to any Governmental Body.

                4.5 OPERATION OF PARENT'S BUSINESS.

                      (a) During the Pre-Closing Period: (i) Parent shall ensure that Parent and each Parent Subsidiary conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Parent Contracts that constitute Material Parent Contracts; (ii) Parent shall use all reasonable efforts to ensure that Parent and each Parent Subsidiary preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees, consultants and other Persons having business relationships with Parent or a Parent Subsidiary; (iii) Parent shall keep in full force all insurance policies referred to in Section 3.13; and (iv) Parent shall (to the extent requested by the Company) cause its officers and the officers of each Parent Subsidiary to report regularly to the Company concerning the status of Parent's and each Parent's and each Parent Subsidiary's business.

                      (b) During the Pre-Closing Period, Parent shall not, except as set forth in Schedule 4.5(b) (without the prior written consent of the Company), and shall not permit any Parent Subsidiary to:

                                (i) declare, accrue, set aside or pay any
dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                                (ii) sell, issue, grant or authorize the
issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that Parent may issue shares and grant options to purchase shares of Parent Common Stock under stock option plans approved by its board of directors and shareholders totaling up to 100,000 and issue shares of Parent Common Stock (x) upon the valid exercise of Parent Options outstanding as of the date of this Agreement or such additional options, and (y) upon the exercise of Parent Warrants outstanding as of the date of this Agreement), and except that Parent may amend its stock option plan(s) to authorize additional shares of Parent Common Stock for issuance thereunder in connection with the conversion of the Company Options at the Effective Time ("Parent Option Plan Amendments");

                                (iii) amend or waive any of its rights under, or
accelerate the vesting under, any provision of any of Parent's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, other than pursuant to agreements in existence on the date hereof, copies of which have been provided to the other parties hereto, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                                (iv) amend or permit the adoption of any
amendment to its articles of incorporation (other than the Amended Articles) or bylaws or other charter or organizational documents, adopt any shareholder rights plan ("poison pill") or effect or become a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

                                (v) form any Subsidiary or acquire any equity
interest or other interest in any other Entity or any other business;

                                (vi) make any capital expenditure in excess of
$100,000;

                                (vii) enter into or become bound by, or permit
any of the assets owned or used by it to become bound by, any Parent Collaboration Agreement or any Material Parent Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Parent Collaboration Agreement or any Material Parent Contract, other than in the ordinary course of business consistent with past practices;

                                (VIII) acquire, lease or license any right or
other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets (other than Parent Proprietary Assets) acquired, leased, licensed or disposed of by Parent in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                                (ix) lend money to any Person, or incur or
guarantee any indebtedness;

                                (x) establish, adopt or amend any employee
benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                                (xi) prepay any material claim, Liability or
obligation, or pay, discharge or satisfy any material unliquidated or contingent Liability;

                                (xii) enter into or amend any employment
agreement, severance agreement, special pay arrangement with respect to termination of employment or other similar arrangement or agreement with any director, officer or employee of Parent,

                                (XIII) make or fail to make any material
election concerning the term, scope or termination of any real property lease, or waive any material provision of any such lease or enter into any new real property lease;

                                (xiv) engage in any transaction with any
shareholder, director, officer or employee other than in the ordinary course of business consistent with past practice;

                                (xv) make any Tax election;

                                (xvi) commence or settle any Legal Proceeding;

                                (XVII) enter into any material transaction or
take any other material action outside the ordinary course of business or inconsistent with past practices; or

                                (XVIII) agree or commit to take any of the
actions described in clauses "(i)" through "(xviii)" of this Section 4.5(b).

                      (c) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on Parent or any Parent Subsidiary. Without limiting the generality of the foregoing, Parent shall promptly advise the Company in writing of any Legal Proceeding or other claim threatened, commenced or asserted against or with respect to Parent or any Parent Subsidiary. No notification given to the Company pursuant to this Section 4.5(c) shall limit, modify, amend or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

                4.6 NO SOLICITATION.

                      (a) Parent shall not directly or indirectly, and shall not authorize or permit any Representative of Parent directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Parent Acquisition Proposal or take any action that could reasonably be expected to lead to any inquiries related to or the making of a Parent Acquisition Proposal, (ii) furnish any information regarding Parent or any Parent Subsidiary to any Person in connection with or in response to any inquiry relating to a Parent Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Parent Acquisition Proposal,
(iv) approve, endorse or recommend any Parent Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Parent Acquisition Transaction; provided, however, that prior to the adoption and approval of this Agreement by the Required Parent Shareholder Vote, Parent shall not be prohibited by this Section 4.6(a) from (A) furnishing nonpublic information regarding Parent or any Parent Subsidiary to, or entering into discussions with, any Person in response to a Parent Superior Offer that is submitted by such Person (and not withdrawn) relating to a Parent Acquisition Transaction if (1) neither Parent nor any Representative of Parent shall have violated any of the restrictions set forth in this Section 4.6, (2) the board of directors of Parent concludes in good faith, based upon the advice of its outside legal counsel, that the failure to provide information in response to a written request by a Person making a Parent Acquisition Proposal and the failure to consider the Parent Acquisition Proposal would be reasonably likely to constitute a breach of its fiduciary obligations to Parent's shareholders under applicable law, (3) at least five (5) business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, Parent gives the Company written notice of the identity of such Person, the terms and conditions of such Parent Superior Offer and of Parent's intention to furnish nonpublic information to, or enter into discussions with, such Person, and it receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of Parent and (4) prior to furnishing any such nonpublic information to such Person, Parent furnishes such nonpublic information to the Company (to the extent such nonpublic information has not been previously furnished by Parent to the Company), (B) withdrawing or modifying its unanimous recommendation referred to in Section 5.3(b) following receipt of a Parent Superior Offer if after duly considering the advice of outside counsel to Parent, the board of directors of Parent determines in good faith that failure to do so would be reasonably likely to constitute a breach of its fiduciary obligations to Parent's shareholders under applicable law, or (C) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Parent Acquisition Transaction. Without limiting the generality of the foregoing, Parent acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any of its Representatives, whether or not such Representative is purporting to act on behalf of Parent, shall be deemed to constitute a breach of this Section 4.6 by Parent. Nothing contained in this Section 4.6 shall limit Parent's obligation to call, give notice of, convene and hold the Parent Shareholders' Meeting in accordance with Section 5.3.

                      (b) Parent shall promptly advise the Company orally and in writing of any Parent Acquisition Proposal (including the identity of the Person making or submitting such Parent Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period regardless of whether Parent intends to furnish any information to the Person making any such Parent Acquisition Proposal. Parent shall keep the Company fully informed with respect to the status of any such Parent Acquisition Proposal and any modification or proposed modification thereto. Prior to entering into any agreement or Contract with any Person in response to a Parent Superior Offer, Parent shall give the Company the opportunity to match such Parent Superior Offer by providing the Company with the terms of such Parent Superior Offer in writing and allowing the Company five (5) business days to respond with a new offer. Each amendment or modification to any proposed Parent Acquisition Transaction or Parent Superior Offer shall be considered a new and separate proposal for a Parent Acquisition Transaction or Parent Superior Offer for the purposes of this Agreement.

                      (c) Parent shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Parent Acquisition Proposal.

        5. ADDITIONAL COVENANTS OF THE PARTIES

                5.1 REGISTRATION STATEMENT; PROSPECTUS/PROXY STATEMENT.

                      (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Prospectus/Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Prospectus/Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 Registration Statement and the Prospectus/Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Each of the Company and Parent will use all reasonable efforts to cause the Prospectus/Proxy Statement to be mailed to their respective stockholders as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Parent and the Company shall promptly furnish to the other party all information concerning it and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to the Company or Parent occurs, or if the Company or Parent becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Prospectus/Proxy Statement, then the Company or Parent, as the case may be, shall promptly inform the other party thereof and shall cooperate with such party in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company and Parent.

                      (b) Prior to the Effective Time, Parent shall use all reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

                5.2 COMPANY STOCKHOLDERS' MEETING.

                      (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of Company capital stock entitled to vote on the Merger to consider, act upon and vote upon the adoption and approval of this Agreement and the approval of the Merger and the transactions contemplated hereby to the extent stockholder approval is required under applicable law or by contractual arrangement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting will be held as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Stockholders' Meeting are solicited, in compliance with all applicable Legal Requirements. The Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Company Superior Offer or other Company Acquisition Proposal, or by any withdrawal, amendment or modification of the unanimous recommendation of the board of directors of the Company with respect to the Merger.

                      (b) Subject to Section 5.2(c): (i) the board of directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the board of directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; and (iii) neither the board of directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the board of directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger. For the purposes of this Agreement, said unanimous recommendation of the board of directors of the Company shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

                      (c) Nothing in Section 5.2(b) shall prevent the board of directors of the Company from withdrawing, amending or modifying its recommendation in favor of the Merger at any time prior to the adoption and approval of this Agreement by the Required Company Stockholder Vote if (i) a Company Superior Offer is made to the Company and is not withdrawn, (ii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.3, (iii) the board of directors of the Company concludes in good faith, based upon the advice of its outside counsel, that the failure to withdraw, amend or modify such unanimous recommendation would reasonably be likely to constitute a breach of the board of directors' fiduciary obligations to the Company's stockholders under applicable law. Nothing contained in Section 4.3 or this Section 5.2 shall limit the Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting (regardless of whether the unanimous recommendation of the board of directors of the Company shall have been withdrawn, amended or modified) provided that nothing contained in this Section 5.2 shall require the Company to call, give notice of, convene or hold the Company Stockholders' Meeting in the event this Agreement is terminated pursuant to Section 8.1.

                5.3 PARENT SHAREHOLDERS' MEETING.

                      (a) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Parent Common Stock (the "Parent Shareholders' Meeting") to consider, act upon and vote upon (i) the adoption and approval of this Agreement and the approval of the Merger, (ii) the amendment and restatement of Parent's Articles of Incorporation as provided in Section 1.4,
(iii) an amendment of Parent's Bylaws to increase the authorized number of directors of Parent to not less than four (4) nor more than nine (9), (iv) an increase of the number of shares reserved for issuance under Parent's 1992 Stock Option Plan and 1993 Non-Employee Directors' Equity Incentive Plan to

7,500,000 and 750,000, respectively, and (v) the other matters contemplated by this Agreement (collectively, the "Parent Proposals"). The Parent Shareholders' Meeting will be held as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Parent shall ensure that the Parent Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Parent Shareholders' Meeting are solicited, in compliance with all applicable Legal Requirements. Parent's obligation to call, give notice of, convene and hold the Parent Shareholders' Meeting in accordance with this Section 5.3(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Parent Superior Offer or other Parent Acquisition Proposal, or by any withdrawal, amendment or modification of the unanimous recommendation of the board of directors of the Parent with respect to the Merger.

                      (b) Subject to Section 5.3(c): (i) the board of directors of Parent shall unanimously recommend that Parent's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger and the other matters contemplated by this Agreement, including, but not limited to, the Parent Proposals at the Parent Shareholders' Meeting; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the board of directors of the Parent has unanimously recommended that the Parent's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger and the Parent Proposals at the Parent Shareholders' Meeting; and (iii) neither the board of directors of the Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the board of directors of the Parent that the Parent's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger and the Parent Proposals. For the purposes of this Agreement, said unanimous recommendation shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

                      (c) Nothing in Section 5.3(b) shall prevent the board of directors of Parent from withdrawing, amending or modifying its recommendation in favor of the Merger at any time prior to the adoption and approval of this Agreement by the Required Parent Shareholder Vote if (i) a Parent Superior Offer is made to the Parent and is not withdrawn, (ii) neither Parent nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.6, (iii) the board of directors of the Parent concludes in good faith, based upon the advice of its outside counsel, that the failure to withdraw, amend or modify such unanimous recommendation would reasonably be likely to constitute a breach of the board of directors' fiduciary obligations to Parent's shareholders under applicable law. Nothing contained in Section 4.6 or this Section 5.3 shall limit Parent's obligation to call, give notice of, convene and hold the Parent Shareholders' Meeting (regardless of whether the unanimous recommendation of the board of directors of Parent shall have been withdrawn, amended or modified) provided that nothing contained in this Section 5.3 shall require Parent to call, give notice of, convene or hold the Parent Shareholders' Meeting in the event this Agreement is terminated pursuant to Section 8.1.

                5.4 REGULATORY APPROVALS. Each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from any Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the any federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to any federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

                5.5 STOCK OPTIONS.

                      (a) Parent shall file with the SEC, within 30 days after the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with Section 1.5(e).

                      (b) The Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of Section 1.5(e) and this Section 5.5 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in Section 1.5(e).

                5.6 EMPLOYEE BENEFITS. Parent shall, and shall cause the Surviving Corporation to, from and after the Effective Time, (i) comply with the health, vacation and other employee benefit plans of the Company and any Company Subsidiary in accordance with their terms, (ii) provide employees of the Company and any Company Subsidiary prior to the Effective Time who remain as employees of the Surviving Corporation (or any subsidiary thereof) or Parent with employee benefit plans no less favorable in the aggregate than those provided to similarly situated employees of Parent, (iii) provide employees of the Company and any Company Subsidiary prior to the Effective Time who remain as employees of the Surviving Corporation or Parent credit for years of service with the Company or any Company Subsidiary prior to the Effective Time for (A) the purpose of eligibility and vesting but not benefit accrual under the Parent's health, pension, vacation and other employee benefit plans, and (B) any and all pre-existing condition limitations and eligibility waiting periods under health and other employee benefit plans of Parent, and (iv) cause to be credited to any deductible out-of-pocket expense under any health and other employee benefit plans of Parent any deductibles or out-of

-pocket expenses incurred by employees of the Company and their beneficiaries and dependents during the portion of the calendar year prior to their participation in the health and other employee benefit plans of Parent. Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms, all health, pension, vacation and other employee benefit plans of the Company and any Company Subsidiary (subject to compliance and conformity with employee benefit plans of Parent), vested or accrued benefit obligations to, and contractual rights of, current and former employees of the Company and the Company Subsidiaries.

                5.7 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                      (a) All rights to indemnification existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the "Indemnified Persons") for acts and omissions occurring prior to the Effective Time, as provided in the Company's Bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement), shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available under Delaware law for a period of six years from the Effective Time.

                      (b) From the Effective Time until the fifth anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "Existing Policy"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of 200% of the current premium. In the event any future annual premium for the Existing Policy (or any substitute policies) exceeds such limit, the Surviving Corporation shall reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium that exceeds such limits.

                5.8 ADDITIONAL AGREEMENTS. Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Parent and the Company shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by the Parent or Company, as the case may be, during the Pre-Closing Period.

                5.9 DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither Parent nor the Company shall, and neither shall permit any Subsidiary or Representative to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) the other party shall have approved such disclosure or (b) the disclosing party shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law.

                5.10 AFFILIATE AGREEMENTS. The Company shall cause each Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the date of the mailing of the Prospectus/Proxy Statement to the Company's stockholders, an Affiliate Agreement in the form of Exhibit F.

                5.11 TAX MATTERS. At or prior to the filing of the Form S-4 Registration Statement, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Latham & Watkins tax representation letters in customary form. Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Latham & Watkins the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company shall use all reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code. Following delivery of the tax representations letters pursuant to the first sentence of this Section 5.11, each of Parent and the Company shall use its reasonable efforts to cause Cooley Godward LLP and Latham & Watkins, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.11.

                5.12 LISTING. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to notice of issuance) on AMEX.

                5.13 CERTAIN PARENT REGULATORY MATTERS.

                      (a) Parent will by August 31, 1999 take all steps necessary to complete Parent's Lee's Summit, Kansas manufacturing facility for Sildaflo and to validate the facility, equipment and cleaning methods in material compliance with "current good manufacturing practices" (cGMPs), as defined in Parts 210 and 211 of Title 21 of the Code of Federal Regulations
(1998), and any guidance documents issued by the agency that purport to interpret these regulations, and in accordance with any requirement set forth in the approved new drug application (NDA) for Sildaflo. Parent will consult with the Company and its advisors on a regular basis regarding the foregoing manufacturing facility and, if requested by the Company, will engage a drug GMP consultant of the Company's choice at the Company's expense to evaluate the facility for compliance with federal, state and local drug manufacturing standards. Any request by the Company or any consultant of the Company that results in any delay shall cause the August 31 date to be extended by the length of the delay.

                      (b) Parent will have the manufacturing processes for Sildaflo and the related analytical methods validated by November 30, 1999 and will file with the FDA all necessary application(s) for approvals from the FDA to manufacture, test and label Sildaflo by that date. Parent will consult with the Company and its advisors on a regular basis regarding such applications and approvals and will permit the Company's FDA counsel to review and comment on any and all FDA applications prior to submitting them to the FDA. The Company acknowledges that on that date, Parent will have only three (3) months stability data on Sildaflo.

        6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

                6.1 ACCURACY OF REPRESENTATIONS.

                      (a) Without limiting the effect or independence of the condition set forth in Section 6.1(b), the representations and warranties of the Company contained in this Agreement shall have been accurate in all respects as of the date of this Agreement (except to the extent such representations and warranties which are expressly stated to be made as of an earlier date, which shall be true and correct in all respects as of such date), it being understood that for the purposes of determining the accuracy of such representations and warranties each of the following shall be disregarded: (i) any "Material Adverse Effect" qualification or any other materiality qualifications contained in such representations and warranties, (ii) any inaccuracy that does not, together will all other inaccuracies, have a Company Material Adverse Effect, (iii) any inaccuracy that results from general business or economic conditions, (iv) any inaccuracy that results from conditions generally affecting the industry in which the Company or the Company's Subsidiaries competes, (v) any inaccuracy that results from the announcement or pendency of the Merger or any of the transactions contemplated hereby, and (vi) any inaccuracy that results from or relates to the taking of any action contemplated by this Agreement.

                      (b) Without limiting the effect or independence of the condition set forth in Section 6.1(a), the representations and warranties of the Company contained in this Agreement (except to the extent such representations and warranties which are expressly stated to be made as of an earlier date, which shall be true and correct in all respects as of such date) shall be accurate in all respects as of the Closing Date, it being understood that for the purposes of determining the accuracy of such representations and warranties each of the following shall be disregarded: (i) any "Material Adverse Effect" qualification or any other materiality qualifications contained in such representations and warranties, (ii) any inaccuracy that does not, together with all other inaccuracies, have a Company Material Adverse Effect, (iii) any inaccuracy that results from general business or economic conditions, (iv) any inaccuracy that results from conditions generally affecting the industry in which the Company or the Company's Subsidiaries competes, (v) any inaccuracy that results from the announcement or pendency of the Merger or any of the transactions contemplated hereby, and (vi) any inaccuracy that results from the taking of any action contemplated by this Agreement.

                6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed, except where the failure to perform such covenants or obligations would not have a Material Adverse Effect on the Company or Parent.

                6.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

                6.4 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been duly adopted and approved, and the Merger shall have been duly approved, by the Required Company Stockholder Vote and by the Required Parent Shareholder Vote and the Parent Proposals shall have been approved as required by applicable law.

                6.5 CONSENTS. All Consents required to be obtained by the Company that are specifically set forth on Exhibit G attached hereto shall have been obtained and shall be in full force and effect.

                6.6 AGREEMENTS AND DOCUMENTS. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

                      (a) an employment agreement in substantially the form attached hereto as Exhibit H which shall have been executed and delivered by Parent and Charles J. Casamento, and such agreement shall become effective as of the Closing Date;

                      (b) a separation and consulting agreement in substantially the form attached hereto as Exhibit I-1 which shall have been executed and delivered by Parent and Paul J. Marangos and such agreement shall become effective as of the Closing Date, and an executive severance benefits agreement shall have been executed and delivered by Parent and Dr. Marangos in substantially the form attached hereto as Exhibit I-2 (or a similar agreement which provides Dr. Marangos with an equivalent economic benefit as reflected therein) and such agreement shall become effective as of or prior to the Closing Date;

                      (c) a legal opinion of Cooley Godward LLP dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in Section 5.11); provided, however, that if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed satisfied if Latham & Watkins, counsel to the Company, renders such opinion to Parent.

                      (d) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.5 and 6.7, have been duly satisfied; and

                      (e) except as set forth on Exhibit B, the written resignations of all officers and directors of the Company, effective as of the Effective Time.

                6.7 COMPANY RIGHTS PLAN. All necessary actions shall have been taken to extinguish and cancel all outstanding Rights under the Company Rights Plan or render such Company Rights Plan inapplicable to the Merger and the other transactions contemplated by this Agreement.

                6.8 DIRECTORS AND OFFICERS. All of the persons listed in Exhibit B shall have been duly appointed as directors and officers of Parent and Merger Sub, as applicable.

                6.9 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on AMEX.

                6.10 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement applicable to the Merger that makes consummation of the Merger illegal.

                6.11 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or the Company or any of its Subsidiaries, any damages or other relief that may be material to Parent and the Company, taken as a whole, following the Merger; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company; or (d) which would materially and adversely affect the right of Parent or the Company to own the assets or operate the business of the Company following the Merger.

        7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

        The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

                7.1 ACCURACY OF REPRESENTATIONS.

                      (a) Without limiting the effect or independence of the condition set forth in Section 7.1(b), the representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all respects as of the date of this Agreement (except to the extent such representations and warranties which are expressly stated to be made as of an earlier date, which shall be true and correct in all respects as of such date), it being understood that for the purposes of determining the accuracy of such representations and warranties each of the following shall be disregarded: (i) any "Material Adverse Effect" qualification or any other materiality qualifications contained in such representations and warranties, (ii) any inaccuracy that does not, together will all other inaccuracies, have a Parent Material Adverse Effect, (iii) any inaccuracy that results from general business or economic conditions, (iv) any inaccuracy that results from conditions generally affecting the industry in which Parent or Parent's Subsidiaries competes, (v) any inaccuracy that results from the announcement or pendency of the Merger or any of the transactions contemplated hereby, and (vi) any inaccuracy that results from or relates to the taking of any action contemplated by this Agreement.

                      (b) Without limiting the effect or independence of the condition set forth in Section 7.1(a), the representations and warranties of Parent and Merger Sub contained in this Agreement (except to the extent such representations and warranties which are expressly stated to be made as of an earlier date, which shall be true and correct in all respects as of such date) shall be accurate in all respects as of the Closing Date, it being understood that for the purposes of determining the accuracy of such representations and warranties each of the following shall be disregarded: (i) any "Material Adverse Effect" qualification or any other materiality qualifications contained in such representations and warranties, (ii) any inaccuracy that does not, together with all other inaccuracies, have a Parent Material Adverse Effect, (iii) any inaccuracy that results from general business or economic conditions, (iv) any inaccuracy that results from conditions generally affecting the industry in which Parent or Parent's Subsidiaries competes, (v) any inaccuracy that results from the announcement or pendency of the Merger or any of the transactions contemplated hereby, and (vi) any inaccuracy that results from the taking of any action contemplated by this Agreement.

                7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed, except where the failure to perform such covenants or obligations would not have a Material Adverse Effect on the Company or Parent.

                7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

                7.4 STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been duly adopted and approved, and the Merger shall have been duly approved, by the Required Company Stockholder Vote and by the Required Parent Shareholder Vote and the Parent Proposals shall have been approved as required by applicable law.

                7.5 CONSENTS. All Consents required to be obtained by Parent that are specifically set forth on Exhibit J attached hereto shall have been obtained and shall be in full force and effect.

               7.6 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

                      (a) an employment agreement in substantially the form attached hereto as Exhibit H which shall have been executed and delivered by Parent and Charles J. Casamento, and such agreement shall become effective as of the Closing Date;

                      (b) a separation and consulting agreement in substantially the form attached hereto as Exhibit I-1 which shall have been executed and delivered by Parent and Paul J. Marangos and such agreement shall become effective as of the Closing Date, and an executive severance benefits agreement shall have been executed and delivered by Parent and Dr. Marangos in substantially the form attached hereto as Exhibit I-2 (or a similar agreement which provides Dr. Marangos with an equivalent economic benefit as reflected therein) and such agreement shall become effective as of or prior to the Closing Date;

                      (c) a legal opinion of Latham & Watkins, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Latham & Watkins may rely upon the tax representation letters referred to in Section 5.11); provided, however, that if Latham & Watkins does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed satisfied if Cooley Godward LLP, counsel to Parent, renders such opinion to the Company; and

                      (d) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that conditions set forth in Sections 7.1, 7.2, 7.4, 7.5, 7.7 and 7.8 and 7.9 have been duly satisfied.

                7.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on AMEX.

                7.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

                7.9 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, any damages or other relief that may be material to the Company and Parent, taken as a whole, following the Merger; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company; or (d) which would materially and adversely affect the right of the Company or Parent to own the assets or operate the business of Parent following the Merger.

        8. TERMINATION

                8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by the Required Company Stockholder Vote and/or the Required Parent Shareholder Vote):

                      (a) by mutual written consent of Parent and the Company duly authorized by the boards of directors of Parent and the Company;

                      (b) by either Parent or the Company if the Merger shall not have been consummated by December 31, 1999; provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party if the failure to consummate the Merger is the result of willful breach of this Agreement by the party seeking to terminate this Agreement;

                      (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                      (d) by either Parent or the Company if (i) the Parent Shareholders' Meeting (including any adjournments thereof) shall have been held and completed and Parent's shareholders shall have taken a final vote on a proposal to approve and adopt this Agreement and approve the Merger and approve the Amended Articles, and (ii) this Agreement, the Merger and the Amended Articles shall not have been approved by the Required Parent Shareholder Vote; provided however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure of Parent's shareholders to approve this Agreement, the Merger or the Amended Articles is attributable to a failure on the part of Parent to perform any material obligation required to have been performed by Parent under this Agreement; provided further however, that Parent shall not be permitted to terminate this Agreement pursuant to this
Section 8.1(d) unless Parent shall have paid to the Company any fee required to be paid to the Company pursuant to Section 8.3(b)(i);

                      (e) by either Parent or the Company if (i) the Company Stockholders' Meeting (including any adjournments thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to approve and adopt this Agreement and approve the Merger, and (ii) this Agreement and the Merger shall not have been approved by the Required Company Stockholder Vote; provided however, that the Company shall not be permitted to terminate this Agreement pursuant to this
Section 8.1(e) if the failure of the Company's stockholders to approve this Agreement and the Merger is attributable to a failure on the part of the Company to perform any material obligation required to have been performed by the Company under this Agreement; provided further however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) unless the Company shall have paid to Parent any fee required to be paid to Parent pursuant to Section 8.3(b)(ii);

                      (f) by Parent if the total Merger Shares (as determined under Section 1.5(b)(iii)) would equal or exceed the total number of Parent Outstanding Shares;

                      (g) by (i) Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the Required Company Stockholder
Vote) if a Company Triggering Event shall have occurred, or (ii) the Company (at any time prior to the adoption and approval of this Agreement and the Merger by the Required Parent Shareholder Vote) if a Parent Triggering Event shall have occurred;

                      (h) by Parent if any of the Company's covenants contained in this Agreement shall have been breached or if any of the Company's representations and warranties contained in this Agreement shall have been inaccurate or breached whereby such breach or inaccuracy (after taking into account all such breaches and inaccuracies) shall have resulted in a Material Adverse Effect on the Company; provided, however, that Parent may not terminate this Agreement under this Section 8.1(h) on account of any such breach or inaccuracy that is curable by the Company unless the Company fails to cure such inaccuracy or breach within 15 days after receiving written notice from Parent of such inaccuracy or breach;

                      (i) by the Company if any of Parent's covenants contained in this Agreement shall have been breached or if any of Parent's representations and warranties contained in this Agreement shall have been inaccurate or breached whereby such breach or inaccuracy (after taking into account all such breaches and inaccuracies) shall have resulted in a Material Adverse Effect on Parent; provided, however, that the Company may not terminate this Agreement under this Section 8.1(i) on account of any such breach or inaccuracy that is curable by Parent unless Parent fails to cure such inaccuracy or breach within 15 days after receiving written notice from the Company of such inaccuracy or breach.

                8.2 EFFECT OF TERMINATION. The termination of this Agreement shall be effected by the delivery by the party terminating this Agreement to each other party of a written notice of such termination, specifying the basis for such termination and the Section of this Agreement pursuant to which such termination is being effected. In the event this Agreement is terminated pursuant to Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any inaccuracy in or breach of any representation, warranty or covenant contained in this Agreement.

                8.3 EXPENSES; TERMINATION FEES.

                      (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that (i) Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the Form S-4 Registration Statement and the Prospectus/Proxy Statement and any amendments or supplements thereto.

                      (b) In consideration of the substantial time, expense and forgoing other opportunities invested by the parties in connection with this Agreement and the transactions contemplated by this Agreement,

                                (i) In the event this Agreement is terminated by
Parent or the Company pursuant to Section 8.1(d), by Parent pursuant to Section 8.1(f) or by the Company pursuant to Section 8.1(g)(ii), then, in either such case, Parent shall pay to the Company, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $1,000,000. In the case of termination of this Agreement by Parent pursuant to Section 8.1(d), the fee referred to in the preceding sentence shall be paid by Parent prior to such termination, and in the case of termination of this Agreement by the Company pursuant to Section 8.1(d) or Section 8.1(g)(ii), or by Parent pursuant to
Section 8.1(f), the fee referred to in the preceding sentence shall be paid by Parent within two business days after such termination.

                                (ii) In the event this Agreement is terminated
by Parent or the Company pursuant to Section 8.1(e) or by Parent pursuant to
Section 8.1(g)(i), then the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $1,000,000. In the case of termination of this Agreement by the Company pursuant to Section 8.1(e), the fee referred to in the preceding sentence shall be paid by the Company prior to such termination, and in the case of termination of this Agreement by Parent pursuant to Section 8.1(e) or Section 8.1(g)(i), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination.

        9. MISCELLANEOUS PROVISIONS

                9.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the adoption and approval of this Agreement and the approval of the Merger by the stockholders of the Company); provided, however, that after any such adoption and approval of this Agreement and approval of the Merger by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                9.2 WAIVER.

                      (a) No failure on the part of either party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                      (b) Neither party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                9.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

                9.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument

                9.5 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California; (b) each of the parties irrevocably waives the right to trial by jury; and (c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

                9.6 DISCLOSURE SCHEDULES.

                      (a) The Company shall prepare and deliver to Parent concurrently herewith a Company Disclosure Schedule which has been duly executed on behalf of the Company by its President and which contains exceptions to the Company's representations and warranties made in Section 2 of this Agreement. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify the representations or warranties set forth in the corresponding numbered or lettered section in Section 2.

                      (b) Parent shall prepare and deliver to the Company concurrently herewith a Parent Disclosure Schedule which has been duly executed on behalf of Parent by its President and which contains exceptions to Parent's representations and warranties made in Section 3 of this Agreement. The Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify the representations or warranties set forth in the corresponding numbered or lettered section in Section 3.

                      (c) The Company Disclosure Schedule and the Parent Disclosure Schedule and the information, descriptions and disclosures contained therein will be deemed to be automatically disclosed in any other part of the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, where a cross reference to such part is made or where the relevance of such information, descriptions or disclosures to such part is reasonably apparent.

                9.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

                9.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of Parent's rights or the Company's rights hereunder may be assigned by Parent or the Company, as applicable, without the prior written consent of the Company or Parent, as applicable, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                9.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) after sent by registered mail or, by courier or express delivery service or by facsimile to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               if to Parent:

               Cypros Pharmaceutical Corporation
               2714 Loker Avenue West
               Carlsbad, CA  92008
               FAX:  (760) 929-7548
               Attention:  Chief Financial Officer
               if to Merger Sub:

               Cypros Acquisition Corporation
               2714 Loker Avenue West
               Carlsbad, CA  92008
               FAX:  (760) 929-7548
               Attention:  Secretary


               if to the Company:

               RiboGene, Inc.
               26118 Research Road
               Hayward, CA  94545
               FAX:  (510) 293-2596
               Attention:  Chief Executive Officer

                9.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereunder are not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereunder be consummated as originally contemplated to the fullest extent possible.

                9.11 COOPERATION. Each of the Company and Parent agrees to cooperate fully with the other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

                9.12 CONSTRUCTION.

                      (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                      (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                      (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                      (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

                      (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                                            CYPROS PHARMACEUTICAL CORPORATION,
                                            a California corporation




                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            CYPROS ACQUISITION CORPORATION,
                                            a Delaware corporation


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            RIBOGENE, INC.,
                                            a Delaware corporation


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                          EXHIBIT A

                                     CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        AGREEMENT. "Agreement" shall mean the Agreement and Plan of Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

        AMEX. "AMEX" shall mean the American Stock Exchange, Inc.

        AMENDED ARTICLES. "Amended Articles" shall have the meaning ascribed thereto in Section 1.4(a).

        APPLICABLE REGULATORY REQUIREMENTS. "Applicable Regulatory Requirements" shall have the meaning ascribed thereto in Section 2.20.

        CCC. "CCC" shall mean the California Corporation Code.

        CERTIFICATE OF MERGER. "Certificate of Merger" shall have the meaning ascribed thereto in Section 1.3.

        CLOSING; CLOSING DATE. "Closing" and "Closing Date" shall have the meanings ascribed thereto in Section 1.3.

        CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

        COMPANY ACQUISITION PROPOSAL. "Company Acquisition Proposal" shall mean any offer, proposal or inquiry (other than an offer or proposal by Parent) contemplating or otherwise relating to any Company Acquisition Transaction.

        COMPANY ACQUISITION TRANSACTION. "Company Acquisition Transaction" with respect to the Company shall mean any transaction or series of transactions involving:

                (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which the Company or any Company Subsidiary is a constituent company or involving the capital stock of the Company or any Company Subsidiary,
        (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or any Company Subsidiary or more than 20% of the Company's or any Company Subsidiary's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 20% of the outstanding securities of any class of voting securities of the Company or any Company Subsidiary, or (iii) in which the Company or any Company Subsidiary issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company or any Company Subsidiary;

                (b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 20% of the assets of the Company or any Company Subsidiary or assets which generate more than 20% of the Company's revenue or 20% of the revenue of any Company Subsidiary; or

                (c) any liquidation or dissolution of the Company or any Company Subsidiary; provided, however, that a Company Collaboration Agreement shall not be deemed to be a Parent Acquisition Transaction.

        COMPANY COLLABORATION AGREEMENT. "Company Collaboration Agreement" shall mean any collaboration or other similar transaction with a pharmaceutical or biotechnology company, to the extent such collaboration or other similar transaction relates primarily to the licensing of technology relating to the Company's drug discovery business.

        COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company.

        COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the Company Disclosure Schedule that has been prepared by the Company with respect to the representations and warranties of the Company made in Section 2 in accordance with the requirements of Section 9.6(a) of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement and signed by the President of the Company.

        COMPANY LEASES. "Company Leases" shall have the meaning ascribed thereto in Section 2.16.

        COMPANY OPTIONS. "Company Options" shall have the meaning ascribed thereto in Section 2.3(b).

        COMPANY OUTSTANDING SHARES. "Company Outstanding Shares" shall have the meaning ascribed thereto in Section 1.5(b)(i).

        COMPANY PREFERRED STOCK. "Company Preferred Stock" shall mean the Preferred Stock, $0.001 par value per share, of the Company.

        COMPANY PROPRIETARY ASSETS. "Company Proprietary Assets" shall have the meaning ascribed thereto in Section 2.7.

        COMPANY RETURNS. "Company Returns" shall have the meaning ascribed thereto in Section 2.11(a).

        COMPANY RIGHTS PLAN. "Company Rights Plan" shall mean that certain Rights Agreement dated as of July 1, 1999, by and between the Company and American Stock Transfer & Trust Company as Rights Agent.

        COMPANY SEC DOCUMENTS. "Company SEC Documents" shall have the meaning ascribed thereto in Section 2.4(a).

        COMPANY STOCKHOLDERS' MEETING. "Company Stockholders" Meeting shall have the meaning ascribed thereto in Section 5.2.

        COMPANY SUBSIDIARIES. "Company Subsidiaries" shall have the meaning ascribed thereto n Section 2.1(a).

        COMPANY SUPERIOR OFFER. "Company Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party relating to any Company Acquisition Transaction on terms that the board of directors of the Company determines, in its reasonable judgment, based upon the advice of its financial advisor and upon consultation with its counsel, to be more favorable to the Company's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Company Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed (in a writing signed by a Person that the board of directors of the Company reasonably believes has the financial ability to meet such commitment) and the board of directors of the Company does not reasonably believe that such financing is likely to be obtained by such third party on a timely basis.

        COMPANY TRIGGERING EVENT. A "Company Triggering Event" shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to unanimously recommend or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the Prospectus/Proxy Statement the unanimous recommendation of the board of directors of the Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the board of directors of the Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten business days after Parent requests in writing that such unanimous recommendation be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Company Acquisition Transaction; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Company Acquisition Transaction; (vi) the Company shall have failed to hold the Company Stockholders' Meeting as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act; (vii) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (viii) a Company Acquisition Transaction is publicly announced, and the Company fails to issue a press release announcing its opposition to such Company Acquisition Transaction within ten business days after such Company Acquisition Transaction is announced; (ix) the Company breaches or is deemed to have breached any of its obligations under Section 4.3 of the Agreement, or (x) a Person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent (50%) of the Company's voting securities (excluding Persons or groups that as of the date of this Agreement, hold more than fifty percent (50%) of the Company's voting securities or that may be deemed to have acquired such percentage upon execution of the Voting Agreements).

        COMPANY UNAUDITED INTERIM BALANCE SHEET. "Company Unaudited Interim Balance Sheet" shall have the meaning ascribed thereto in Section 2.4(c).

        COMPANY WARRANTS. "Company Warrants" shall mean the outstanding warrants to purchase Company Common Stock.

        CONFIDENTIAL INFORMATION. "Confidential Information" shall have the meanings ascribed thereto in Section 2.7(g) and in Section 3.7(g), as the case may be.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization) required by any party to be obtained under any Contract or Legal Requirement in connection with the transactions contemplated by this Agreement.

        CONSTITUENT COMPONENT. "Constituent Component" shall have the meaning ascribed thereto in Section 2.21.

        CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        DGCL.  "DGCL" shall mean the Delaware General Corporation Law.

        EFFECTIVE TIME. "Effective Time" shall have the meaning ascribed thereto in Section 1.3.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

        ENVIRONMENTAL LAW. "Environmental Law" shall have the meaning ascribed thereto in Section 2.17.

        ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        ESPP. "ESPP" shall have the meaning ascribed thereto in Section
1.5(a)(i).

        EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        EXCHANGE AGENT. "Exchange Agent" shall have the meaning ascribed thereto in Section 1.9(a).

        EXCHANGE FUND. "Exchange Fund" shall have the meaning ascribed thereto in Section 1.9(a).

        EXCHANGE RATIO. "Exchange Ratio" shall have the meaning ascribed thereto in Section 1.5(b)(ii).

        EXISTING POLICY. "Existing Policy" shall have the meaning ascribed thereto in Section 5.7(b).

        FDA; FDA, ETC. "FDA" and FDA, etc." shall each have the meaning ascribed thereto in Section 2.22(a).

        FORM S-4 REGISTRATION STATEMENT. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent pursuant to Section 5.1 in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

        INDEMNIFIED PERSONS. "Indemnified Persons" shall have the meaning ascribed thereto in Section 5.7.

        LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of AMEX).

        LIABILITIES. "Liabilities" or "Liability" shall mean any liability or obligation of any kind or nature, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due).

        MATERIAL ADVERSE EFFECT. "Material Adverse Effect" shall mean, with respect to any Person, any event, circumstance, change or effect that is or could reasonably be expected to be materially adverse to the business, operations, properties, condition (financial or otherwise) or assets of such Person and its subsidiaries taken as a whole. In no event shall any of the following constitute a Material Adverse Effect: (i) a change in the trading prices of either the Company's or Parent's equity securities between the date hereof and the Effective Time, in and of itself; (ii) conditions, events, circumstances, changes or effects generally affecting the industry in which either the Company or Parent operates or arising from changes in general business or economic conditions; (iii) conditions, events, circumstances, changes or effects directly attributable to out-of-pocket fees and expenses (including without limitation legal, accounting and financial consulting fees and expenses) incurred in connection with the transactions contemplated by this Agreement; (iv) any conditions, events, circumstances, changes or effects resulting from any change in law or generally accepted accounting principles, which affect generally entities such as Parent or the Company; (v) any conditions, events, circumstances, changes or effects (including without limitation, delays in customer orders, a reduction in sales, a disruption in supplier, distributor or similar relationships or a loss of employees) resulting from the announcement or pendency of any of the transactions contemplated by this Agreement; or (vi) any conditions, events, circumstances, changes or effects resulting from compliance by the Company or Parent with, or the taking of any action contemplated by, the terms of this Agreement.

        MATERIAL COMPANY CONTRACT. "Material Company Contract" shall have the meaning ascribed thereto in Section 2.8(a).

        MATERIAL PARENT CONTRACT. "Material Parent Contract shall have the meaning ascribed thereto in Section 3.8(a).

        MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" shall have the meaning ascribed thereto in Section 2.17.

        MERGER SHARES. "Merger Shares" shall have the meaning ascribed thereto in Section 1.5(b)(iii).

        NASDAQ.  "Nasdaq" shall mean the Nasdaq Stock Market, Inc.

        MERGER. "Merger" shall have the meaning ascribed thereto in Recital A of this Agreement.

        PARENT ACQUISITION PROPOSAL. "Parent Acquisition Proposal" shall mean any offer, proposal or inquiry (other than an offer or proposal by the Company) contemplating or otherwise relating to any Parent Acquisition Transaction.

        PARENT ACQUISITION TRANSACTION. "Parent Acquisition Transaction" with respect to Parent shall mean any transaction or series of transactions involving:

                (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which Parent or any Parent Subsidiary is a constituent company or involving the capital stock of Parent or any Parent Subsidiary, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires Parent or any Parent Subsidiary or more than 20% of Parent's or any Parent Subsidiary's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 20% of the outstanding securities of any class of voting securities of Parent or any Parent Subsidiary, or (iii) in which Parent or any Parent Subsidiary issues securities representing more than 20% of the outstanding securities of any class of voting securities of Parent or any Parent Subsidiary;

                (b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 20% of the assets of Parent or any Parent Subsidiary or assets which generate more than 20% of Parent's revenue or 20% of the revenue of any Parent Subsidiary; or

                (c) any liquidation or dissolution of Parent or any Parent Subsidiary;

       provided, however, that a Parent Collaboration Agreement shall not be deemed to be a Parent Acquisition Transaction.

        PARENT COLLABORATION AGREEMENT. "Parent Collaboration Agreement" shall mean any collaboration or other similar transaction with a pharmaceutical or biotechnology company, to the extent such collaboration or other similar transaction relates primarily to the licensing of technology relating to Parent's drug discovery or drug development (pre-clinical or clinical) business.

        PARENT COMMON STOCK. "Parent Common Stock" shall mean the Common Stock, no par value per share, of Parent.

        PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" shall mean the Parent Disclosure Schedule that has been prepared by Parent with respect to the representations and warranties of Parent made in Section 3 in accordance with the requirements of Section 9.6(b) of the Agreement and that has been delivered by the Parent to the Company on the date of the Agreement and signed by the President of Parent.

        PARENT LEASES. "Parent Leases" shall have the meaning ascribed thereto in Section 3.16.

        PARENT OPTION PLAN AMENDMENT. "Parent Option Plan Amendment" shall have the meaning ascribed thereto in Section 4.5(b)(ii).

        PARENT OPTIONS. "Parent Options" shall mean outstanding stock options granted by Parent pursuant to Parent's stock option plans.

        PARENT OUTSTANDING SHARES. "Parent Outstanding Shares" shall have the meaning ascribed thereto in Section 1.5(b)(iv).

        PARENT PREFERRED STOCK. "Parent Preferred Stock" shall mean the Series A Preferred Stock, no par value per share of Parent.

        PARENT PROPOSAL. "Parent Proposal" shall have the meaning ascribed thereto in Section 5.3(a).

        PARENT PROPRIETARY ASSETS. "Parent Proprietary Assets" shall have the meaning ascribed thereto in Section 3.7(a).

        PARENT RETURNS. "Parent Returns" shall have the meaning ascribed thereto in Section 3.11(a).

        PARENT SEC DOCUMENTS. "Parent SEC Documents shall have the meaning ascribed thereto in Section 3.4(a).

        PARENT SHAREHOLDERS' MEETING. "Parent Shareholders' Meeting" shall have the meaning ascribed thereto in Section 5.3.

        PARENT SUBSIDIARIES. "Parent Subsidiaries" shall have the meaning ascribed thereto in Section 3.1.

        PARENT SUPERIOR OFFER. "Parent Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party relating to any Parent Acquisition Transaction on terms that the board of directors of Parent determines, in its reasonable judgment, based upon the advice of its financial advisor and upon consultation with its counsel, to be more favorable to Parent's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Parent Superior Offer" if (1) any financing required to consummate the transaction contemplated by such offer is not committed (in a writing signed by a Person that the board of directors of Parent reasonably believes has the financial ability to meet such commitment) and the board of directors of Parent does not reasonably believe that such financing is likely to be obtained by such third party on a timely basis.

        PARENT TRIGGERING EVENT. A "Parent Triggering Event" shall be deemed to have occurred if: (i) the board of directors of Parent shall have failed to unanimously recommend or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) Parent shall have failed to include in the Prospectus/Proxy Statement the unanimous recommendation of the board of directors of Parent in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the board of directors of Parent fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten business days after Parent requests in writing that such unanimous recommendation be reaffirmed; (iv) the board of directors of Parent shall have approved, endorsed or recommended any Parent Acquisition Transaction; (v) Parent shall have entered into any letter of intent or similar document or any Contract relating to any Parent Acquisition Transaction; (vi) Parent shall have failed to hold Parent Shareholders' Meeting as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act; (vii) a tender or exchange offer relating to securities of Parent shall have been commenced and Parent shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that Parent recommends rejection of such tender or exchange offer; (viii) a Parent Acquisition Transaction is publicly announced, and Parent fails to issue a press release announcing its opposition to such Parent Acquisition Transaction within ten business days after such Parent Acquisition Transaction is announced; (ix) Parent breaches or is deemed to have breached any of its obligations under
Section 4.6 of the Agreement, or (x) a Person or group (as defined in the Exchange Act and the rules promulgated thereunder) shall have acquired more than fifty percent (50%) of Parent's voting securities (excluding Persons or groups that as of the date of this Agreement, hold more than fifty percent (50%) of Parent's voting securities or that may be deemed to have acquired such percentage upon execution of the Voting Agreements).

        PARENT UNAUDITED INTERIM BALANCE SHEET. "Parent Unaudited Interim Balance Sheet" shall have the meaning ascribed thereto in Section 3.4(c).

        PARENT WARRANTS. "Parent Warrants" shall mean the outstanding warrants to purchase Parent Common Stock.

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PRE-CLOSING PERIOD. "Pre-Closing Period" shall have the meaning ascribed thereto in Section 4.1.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) right to use or exploit any of the foregoing.

        PROSPECTUS/PROXY STATEMENT. "Prospectus/Proxy Statement" shall mean the proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

        REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors, affiliates, Subsidiaries and representatives.

        REQUIRED COMPANY STOCKHOLDER VOTE. "Required Company Stockholder Vote" shall have the meaning ascribed thereto in Section 2.23.

        REQUIRED PARENT SHAREHOLDER VOTE. "Required Parent Shareholder Vote" shall have the meaning ascribed thereto in Section 3.23.

        S-4 REGISTRATION STATEMENT. "S-4 Registration Statement" shall have the meaning ascribed thereto in Section 2.27(c).

        SEC. "SEC" shall mean the United States Securities and Exchange Commission.

        SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

        SIGNING DATE CLOSING PRICE. "Signing Date Closing Price" shall have the meaning ascribed thereto in Section 1.5(b)(iii).

        SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

        SURVIVING CORPORATION. "Surviving Corporation" shall have the meaning ascribed thereto in Section 1.1.

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        THIRD PARTY PROPRIETARY ASSETS. "Third Party Proprietary Assets" shall have the meaning ascribed thereto in Section 2.7(b).

        VOTING AGREEMENT. "Voting Agreement" shall have the meaning ascribed thereto in Recital D.

                                    EXHIBIT B

                        OFFICERS AND DIRECTORS OF PARENT



                    OFFICERS                                   DIRECTORS

Charles J. Casamento, President and Chief                  Robert F. Allnutt
  Executive Officer                                         Digby W. Barrios
                                                          Charles J. Casamento
Timothy E. Morris, Vice President, Finance and              Paul J. Marangos
  Administration and Chief Financial Officer              Frank J. Sasinowski
  and Assistant Secretary                                     Jon S. Saxe
                                                              Roger Stoll
                                                            Virgil Thompson
                                                           Robert A. Vukovich




                 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

                    OFFICERS                                   DIRECTORS

Charles J. Casamento, President and Chief                  Robert F. Allnutt
  Executive Officer                                         Digby W. Barrios
                                                          Charles J. Casamento
Timothy E. Morris, Vice President, Finance and              Paul J. Marangos
  Administration and Chief Financial Officer              Frank J. Sasinowski
  and Assistant Secretary                                     Jon S. Saxe
                                                              Roger Stoll
                                                            Virgil Thompson
                                                           Robert A. Vukovich

                                    EXHIBIT C

        FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION OF PARENT

                                    EXHIBIT D

                        FORM OF AMENDED BYLAWS OF PARENT

                                   EXHIBIT E-1

                            FORM OF VOTING AGREEMENT

                                   EXHIBIT E-2

                       FORM OF WAIVER AND VOTING AGREEMENT

                                   EXHIBIT E-3

                            FORM OF VOTING AGREEMENT

                                    EXHIBIT F

                           FORM OF AFFILIATE AGREEMENT

                                    EXHIBIT G

                                COMPANY CONSENTS

                                    EXHIBIT H

                    CHARLES J. CASAMENTO EMPLOYMENT AGREEMENT

                                   EXHIBIT I-1

          FORM OF PAUL J. MARANGOS SEPARATION AND CONSULTING AGREEMENT

                                   EXHIBIT I-2

         FORM OF PAUL J. MARANGOS EXECUTIVE SEVERANCE BENEFITS AGREEMENT

                                    EXHIBIT J

                                 PARENT CONSENTS